As Filed With the Securities and Exchange Commission on March 1, 2007

SEC File ●

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

URANIUM STAR CORP.
(Name of Small Business Issuer in its Charter)

Nevada	1000	20-0803515
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

900-141 Adelaide Street West
Toronto, Ontario Canada
M5H 3L5
(416) 364-4986
(Address and telephone number of principal executive offices and principal place of business)

J.A. Kirk McKinnon, President

Uranium Star Corp.

900-141 Adelaide Street West

Toronto, Ontario Canada M5H 3L5

 (416) 364-4986

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph I. Emas, Attorney-at-Law 1224 Washington Avenue Miami Beach, FL 33139 USA (305) 531-1174	Kimberley R. Anderson Dorsey & Whitney LLP U.S. Bank Centre 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101-4010 USA (206) 903-8803

Approximate Date of Proposed Sale to the Public:  As soon as practicable and from time to time after the effective date of this Registration Statement.

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If any of the securities being registered on this For m are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box

[X]

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If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box

[   ]

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If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box

[   ]

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If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box

[   ]

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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box

[   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per Unit[1]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee [3]
Common Stock	39,764,850	$54,875,493	$1.38	$54,875,493	$1,684.68
Common Stock issuable upon exercise of warrants	50,095,489	$69,131,775	$1.38	$69,131,775	$2,122.35
Total	89,860,339	$124,007,268	$1.38	$124,007,268	$3,807.03

[1]

Based on the last sales price on February 27, 2007.

[2]

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

[3]

Calculated as of February 27, 2007 pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and the selling shareholders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion:  March 1, 2007

URANIUM STAR CORP.

89,860,339 Shares of Common Stock

This is a public offering of up to 89,860,339 shares of the common  stock, par value $0.001 per share, of Uranium Star Corp. ("we," "us," or "our company"), by selling shareholders listed beginning on page 10 of this prospectus.  All of the shares being offered, when sold, will be sold by selling shareholders.  The shares of common stock registered for resale under this registration statement includes:

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shares of common stock held by selling shareholders; and

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shares of common stock  acquirable upon exercise of warrants at the exercise  price of $0.75 per share for a period of two years from the date of issuance.

The selling shareholders will sell the shares registered for resale pursuant to this prospectus at prevailing market prices or privately negotiated prices.  We will not receive any proceeds from this offering.  We may receive proceeds from the exercise of the warrants upon exercise, if they are exercised, and will use the proceeds from any exercise for general working capital purposes.

Our securities are quoted on the OTC Bulletin Board under the symbol "URST".  On February 27, 2007, the closing sale price for our common stock was $1.38 on the OTC Bulletin Board.

This investment involves a high degree of risk.  See "Risk Factors" beginning on page 3.

Neither the United States Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Unless otherwise noted, all references to dollars or "$" are to United States dollars.

The date of this prospectus is ●, 2007.

SUMMARY INFORMATION

Securities Offered

Up to 89,860,339 shares of common stock.

Offering Price

The selling shareholders will sell their stock at prevailing market prices or privately negotiated prices.

Terms of the Offering

The selling stockholders will determine when and how they sell the common stock offered in this prospectus.  We will cover the expenses associated with this prospectus, which we estimate will be $101,307.  Please see "Plan of Distribution" on page 15.

Termination of the Offering

The offering will conclude when all of the 89,860,339 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate this prospectus.

Securities Issued and to be Issued

65,408,450 shares of our common stock are issued and outstanding as of January 31, 2007.  All of the shares to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling stockholders.  We may receive proceeds from the exercise of the warrants upon exercise, if they are exercised.  The shares that will be resold under this prospectus were sold by us, or were issued upon the exercise of warrants granted by us.  The funds that we raised through the sale of those shares and those warrants were used to cover administrative and professional fees such as accounting, legal, technical writing, printing and filing costs.

Dividend Policy

We currently intend to retain any future earnings to fund the development and growth of our business.  Therefore, we do not currently anticipate paying cash dividends.

OTC Bulletin Board Symbol

URST

SELECTED FINANCIAL INFORMATION

Balance Sheet	June 30, 2005 (Audited) $	June 30, 2006 (Audited) $	December 31, 2006 (Unaudited) $
Cash	31,199	555,817	11,792,727
Total Assets	32,470	564,434	16,023,778
Total Liabilities	5,511	91,749	425,037
Stockholder's Equity	26,959	472,685	15,598,741

Statement of Operations	Period from March 1, 2004 (Date of Inception) to June 30, 2006 (Audited) $	Year ended June 30, 2005 (Audited) $	Year ended June 30, 2006 (Audited) $	Six months ended December 31, 2006 $
Revenue	—	—	—	—
Net Loss for the Period	(9,643,808)	(38,500)	(9,595,317)	(4,718,660)
Net Loss per Share-Basic and Diluted		(0.01)	(0.48)	(0.15)

RISK FACTORS

An investment in our common stock involves a number of significant risks.  You should carefully consider the following known risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock.  Our business, operating results and financial condition could be seriously harmed due to any of the following known risks.  The risks described below are not the only ones facing our company.  Additional risks not presently known to us may also impair our business operations.  You could lose all or part of your investment due to any of these risks.

Estimates of mineralized material are forward-looking statements inherently subject to error. Although resource estimates require a high degree of assurance in the underlying data when the estimates are made, unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results will inherently differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be accurately predicted.

Risks Associated with our Business

We have not identified any mineral reserves or resources and due to the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

Exploration for minerals is a speculative venture involving substantial risk. We cannot provide investors with any assurance that our claims and properties contain commercially exploitable reserves. The exploration work that we intend to conduct on our claims or properties may not result in the discovery of commercial quantities of uranium, gold or other minerals. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in this offering.

We are a mineral exploration company with a limited operating history and expect to incur operating losses for the foreseeable future.

We are a mineral exploration company.  We have never earned any revenues and we have never been profitable.  Prior to completing exploration on our claims, we may incur increased operating expenses without realizing any revenues from those claims.  There are numerous difficulties normally encountered by mineral exploration companies, and these companies experience a high rate of failure.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.  We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in us and our shares.

Because our officers and directors are involved or affiliated with other resource exploration companies, they may have conflicts of interest with us.

Each of our current officers and directors is involved or affiliated with one or more other resource exploration companies.  For example, all of our officers (who also serve on our board of directors) hold positions with MacDonald Mines Exploration Ltd. and Vencan Gold Corporation, both of which are resource exploration companies.  Messrs. Butler and Wolfe, who recently joined our board of directors, also serve as directors of one of those companies.  Mr. Nielsen, who is a member of our board of directors, currently holds the position of Vice

President of Exploration for Nevsun Resources Ltd., a Vancouver, Canada based resource company.  As a result of these relationships, they may have or may develop conflicts of interest with us.

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are estimated to be sufficient to complete our business plan through the Fall of 2008.  However, we will need to obtain additional financing in order to complete our business plan.  As of June 30, 2006, we had cash on hand of $555,817, and as of December 31, 2006, we had cash on hand of $11,792,727.  Additional funds will be available to us if our warrant-holders exercise their warrants.  However, it is not likely that these funds will permit us to fully explore and develop our claims in Northern Quebec, Arizona, Finland and British Columbia should any or all of them be found to contain mineral deposits meriting full development. We will require additional financing in order to complete these plans, as well as to proceed with any Phase 2 activities (to the extent any are warranted).

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern.  As discussed in Note 1 to the financial statements, we were incorporated on March 1, 2004, and we do not have a history of earnings.  As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern.  Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations.  Such financings may not be available or may not be available on reasonable terms.  Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Our failure to make required payments or expenditures could cause us to lose title to our claims and interests.

In order to maintain the title to the claims in Northern Quebec, Arizona, Finland and British Columbia, exploration and development work on each claim must be completed within a certain period of time.  In addition, reports are required to be filed with applicable public authorities with respect to the work performed.  Alternatively, it may be possible to maintain title to a claim by making payments to a public authority in lieu of work performed.  In any event, funds will be required to conduct certain work or make those in-lieu payments.  If we fail to make any of the required payments, we could lose title to the claims and you could lose all or part of your investment in this offering.

Our business could be harmed if we lose the services of our key personnel.

Our business and mineral exploration programs depend upon our ability to employ the services of geologists, accountants and other experts.  At this time, our business is managed primarily by two officers and a small group of independent contractors and service providers.  In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and other businesses.  Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to employ or engage those parties currently providing services and expertise to us or identify and engage other qualified personnel to do so in their place.

Because our officers have other business interests, they may not be able to devote a sufficient amount of time to our business operation, causing our business to fail.

Currently, all of our officers are involved with other mineral exploration companies.  Therefore, none of our officers is able to devote substantially all of his business time and effort to us.  Our officers presently possess adequate time to attend to our interests.  In the future, our management will use their best efforts to devote sufficient time to the management of our business and affairs and, provided additional staff may be retained on acceptable terms, to engage additional officers and other staff should additional personnel be required.  However, it is possible that our demands on our management's time could increase to such an extent that they come to exceed our management's available time, or that additional qualified personnel cannot be located and retained on commercially reasonable terms.  This could negatively impact our business development.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

Exploration for minerals is a speculative venture involving substantial risk.  We cannot provide investors with any assurance that our claims and properties contain commercially exploitable reserves.  The exploration work that we intend to conduct on our claims or properties may not result in the discovery of commercial quantities of uranium, gold or other minerals.  Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  In such a case, we would be unable to complete our business plan and you would lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot, or may elect not, to insure.  We currently have no such insurance, but our management intends to periodically review the availability of commercially reasonable insurance coverage.  If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets, resulting in the loss of your entire investment in this offering.

If we confirm commercial concentrations of uranium, gold or other minerals on our claims and interests, we can provide no assurance that we will be able to successfully bring those claims or interests into commercial production.

If our exploration programs are successful in confirming deposits of commercial tonnage and grade, we will require additional funds in order to place the claims and interests into commercial production.  This may occur for a number of reasons, including because of regulatory or permitting difficulties, because we are unable to obtain any adequate funds or because we cannot obtain such funds on terms that we consider economically feasible.  In any such event, you may lose your entire investment in this offering.

Because access to most of our properties is often restricted by inclement weather, our exploration programs are likely to experience delays.

Access to most of the properties underlying our claims and interests is restricted due to their remote locations and because of weather conditions.  Most of these properties are only accessible by air.  As a result, any attempts to visit, test, or explore the property are generally limited to those periods when weather permits such activities.  These limitations can result in significant delays in exploration efforts, as well as mining and production efforts in the event that commercial amounts of minerals are found.  This could cause our business to fail and the loss of your entire investment in this offering.

As we undertake exploration of our claims and interests, we will be subject to compliance of government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals.  We will be subject to the mining laws and regulations in force in the jurisdictions where our claims are located, and these laws and regulations may change over time.  In order to comply with these regulations, we may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to land.  While our planned budget for exploration programs includes a contingency for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program, or that the budgeted amounts are inadequate.

If the parties who purport to hold title to our claims and interests in Northern Quebec, Arizona, Finland and British Columbia do not have clear title to those claims, our business plan regarding these claims may fail.

Our interests in Northern Quebec, Arizona, Finland and British Columbia were acquired directly or indirectly from other parties who hold title to the underlying claims.  If the parties who purport to hold title to the underlying claims do not have clear title to those claims, the validity of our interests will be called into doubt and we may not receive the full benefit of our interests.  In such event, our business will likely fail and you will lose your entire investment in our securities.

Due to external market factors in the mining business, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive.  Even if commercial quantities of minerals are discovered, we can provide no assurance to investors that a ready market will exist for the sale of these minerals.  Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of markets and processing equipment, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, mineral importing and exporting and environmental protection.  The exact effect of these factors cannot be accurately predicted, but any combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in our securities.

Our performance may be subject to fluctuations in market prices of uranium, gold and other minerals.

The profitability of a mineral exploration project could be significantly affected by changes in the market price of the relevant minerals.  Recently, the market price of uranium has increased due in large measure to projections as to the number of new nuclear energy plants that will be constructed in China, the United States and other jurisdictions.  With respect to the market prices of gold, mine production and the willingness of third parties such as central banks to sell or lease gold affects the supply of gold.  Demand for gold can also be influenced by economic conditions, attractiveness as an investment vehicle and the relative strength of the U.S. dollar and local investment currencies.  A number of other factors affect the market prices for other minerals.  The aggregate effect of the factors affecting the prices of various minerals is impossible to predict with accuracy.  Fluctuations in mineral prices may adversely affect the value of any mineral discoveries made on the properties with which we are involved, which may in turn affect the market price and liquidity of our common stock and our ability to pursue and implement our business plan.

Because we hold a significant portion of our cash reserves in Canadian dollars, we may experience losses due to foreign exchange translations.

We hold a significant portion of our cash reserves in Canadian dollars.  Due to foreign exchange rate fluctuations, the value of these Canadian dollar reserves can result in both translation gains or losses in U.S. dollar terms.  If there was to be a significant decline in the Canadian dollar versus the U.S. dollar, our U.S. dollar cash position would also significantly decline.  We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.  Such foreign exchange declines could cause us to experience losses.

We may re-incorporate under the laws of Minnesota.

At our annual meeting of stockholders on December 22, 2006, our stockholders authorized our re incorporation as a Minnesota corporation through the merger with a newly-formed subsidiary incorporated in that State.  The stockholders also authorized our management to abandon or complete this re-incorporation at their discretion.  Our management has not yet taken any actions to complete that re-incorporation.  If in the future we become a Minnesota corporation, your rights as a stockholder will be different from your rights as a stockholder of a Nevada corporation.

Risks Associated with our Common Stock

Institutional investors and other parties may have a significant influence over our affairs due to their current ownership of a significant amount of our stock.

Certain institutional investors and other parties hold a significant percentage of our outstanding shares of common stock.  As long as they continue to hold such a large number of our outstanding shares, these stockholders are able to significantly influence all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as mergers or other business combinations, and thus may indirectly affect us with respect to these types of matters.  Such control may delay, deter or prevent a third party from acquiring or merging with us.  As a result, this control may not be in the best interests of our other stockholders, and may in turn reduce the market price of our common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock".  For the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions, constitutes a "penny stock".  For any transaction involving a penny stock, unless exempt, the rules require:

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that a broker or dealer approve a person's account for transactions in penny stocks; and

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the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions involving penny stocks, the broker or dealer must:

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obtain financial information and investment experience objectives of the person; and

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make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form:

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sets forth the basis on which the broker or dealer made the suitability determination; and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to dispose of our common stock and depress the market value of our stock.  For further information regarding the SEC's "penny stock" rules, please see the discussion on page 17.

There are additional risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may be subject to financial penalties in the event that this registration statement is not declared effective by June 30, 2007.

In connection with the issuance of certain of the securities issued in the private placement of shares and warrants in November and December of 2006 and January of 2007, we have undertaken to have the SEC declare the registration statement for this prospectus effective no later than June 30, 2007.  We are obligated to pay certain liquidated damages in the event we fail to satisfy this registration obligation.

Trading of our common stock is limited.

Trading of our common stock is conducted on the OTCBB.  This has an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and a reduction in analysts and media coverage of us.  This may result in lower prices for our common stock and could result in a larger spread between the bid and asked prices for our common stock.

The market price of our common stock has been volatile and may decline.

The market price of our common stock has been volatile and may decline in the future.  The high and low closing sale prices of our common stock on the OTC Bulletin Board were $0.60 and $1.75 in 2006.  The market price of our common stock historically has fluctuated widely and been affected by many factors beyond our control.  These factors include:

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the market prices of silver and gold;

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general stock market conditions;

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interest rates;

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expectations regarding inflation;

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currency values; and

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global and regional political and economic conditions and other factors.

If we seek and obtain a listing on a senior exchange, our management will be required to comply with stringent regulations.

If in the future we obtain a listing on a senior exchange in the United States, Canada or elsewhere, we will be required to comply with more stringent regulations.  The regulations imposed by exchanges are intended to protect the interests of shareholders and promote greater disclosure.  However, in order to comply with such requirements, it is likely that we will incur greater legal, accounting and other consulting fees.  It is also likely that complying with the requirements of these exchanges may cause delays in the implementation of our exploration programs and business plans, which in turn may affect the value of our common stock.

We do not anticipate paying dividends on our common stock, which limits the way in which you may realize any returns on your investment.

We do not anticipate paying any cash dividends on our common stock at this time.  Therefore, holders of our common stock will likely not receive a dividend return on their investment and there is a significant likelihood that holders of our common stock will not realize any value through the receipt of cash dividends.

If the selling shareholders sell a large number of shares at once or within a short period of time, in blocks or at below-market values, the value of our shares would most likely decline.

The selling shareholders are offering 89,860,339 shares of our common stock through this prospectus.  This represents approximately 137% of our outstanding shares as of January 31, 2007, and is equal to approximately 783% of those of our common shares that were freely tradable on that date.  The offer or sale of large numbers of shares at any price may cause the market price to fall.  In addition, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.

FORWARD-LOOKING STATEMENTS

We use words like "expects," "believes," "intends," "anticipates," "plans," "targets," "projects" or "estimates" in this prospectus.  When used, these words and other, similar words and phrases or statements that an event, action or result "will," "may," "could," or "should" occur, be taken or be achieved, identify "forward-looking" statements.

Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the sections titled "Risk Factors" beginning at page 3 of this prospectus, "Description of the Business" beginning at page 24 of this prospectus and "Management's Discussion and Analysis" beginning at page 31 of this prospectus.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.  These factors include, among other things, those matters discussed under the caption "Risk Factors".

Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that our goals will be achieved.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements.  These forward-looking statements are made as of the date of this report.  We assume no obligation to update or revise them or provide reasons why actual results may differ.

THE OFFERING

This prospectus covers the offering of up to 89,860,339 shares of our common stock by the selling shareholders named in this prospectus.  The following are included in those shares.

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6,993,750 of these shares correspond to 3,150,000 outstanding shares and 3,848,750 shares issuable upon the exercise of outstanding warrants which were issued on May 2, 2006 and October 4, 2006 in connection with our properties and interests in Northern Quebec, Canada.

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4,370,000 of these shares correspond to 190,000 outstanding shares and 4,180,000 shares issuable upon the exercise of outstanding warrants which were issued to our officers, directors and consultants on April 26, 2006 and December 15, 2006 in connection with the administrative and management services they render to us and as compensation for their services in locating and completing the acquisition of our properties and interests.

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72,200,625 of these shares correspond to 34,990,000 outstanding shares and 37,210,625 shares issuable upon the exercise of outstanding warrants which were issued in transactions that were exempt from registration under the Securities Act or regulations thereunder.  These transactions are described under "Management's Discussion and Analysis – Liquidity and Capital Resources – Issuances of Securities" beginning at page 39 of this prospectus.

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6,295,964 of these shares correspond to 1,434,850 outstanding shares and 4,861,114 shares issuable upon the exercise of outstanding warrants which were issued to brokers, agents or finders in connection with the issuances of securities described in the preceding paragraph.

USE OF PROCEEDS

If we issue all of the common stock issuable upon exercise of the warrants held by the selling shareholders named in this prospectus, we will receive proceeds of approximately $30,000,000.  We intend to use such proceeds, if any, for general working capital purposes. We cannot assure you that any of the warrants will be exercised.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices.

SELLING SHAREHOLDERS

This prospectus covers the offering of up to 89,860,339 shares of our common stock by the selling shareholders named in this prospectus. We will not receive any proceeds from the sale of the shares by those selling shareholders.

The shares issued to the selling shareholders named in this prospectus or issuable to them upon exercise of the warrants are "restricted" shares under applicable federal and state securities laws and are being registered to give those selling shareholders the opportunity to sell their shares.  The registration of shares pursuant to this prospectus does not necessarily mean, however, that any of these shares will be offered or sold by the selling shareholders named herein.  The selling shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The shares registered under this prospectus may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement.  See "Plan of Distribution" beginning on page 15 of this prospectus.

The selling shareholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares registered through this prospectus to be made directly or through agents. The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distribution of their registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the shares registered hereunder, and we have agreed to bear the expenses of registration of those shares, other than any commissions and discounts of agents or broker-dealers and any transfer taxes.

The balance of the shares registered through this prospectus were issued in connection with our acquisition of rights to mineral claims or as compensation to directors or officers for services rendered.

Selling Shareholders Information

The following table provides as of January 31, 2007 information regarding the beneficial ownership our common stock held by each of the selling shareholders, including:

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the number of shares owned by each before the offering;

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the total number of shares that are to be offered for each;

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the total number of shares that will be owned by each upon completion of the offering; and

•

the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Common Shares Owned Before Offering	Common Shares Issuable upon Exercise of Warrants Held	Total Number of Common Shares to be Offered for Shareholder's Account	Total Common Shares Owned After Offering	Percentage of Common Shares Owned After Offering
0260838 B.C. Ltd.	150,000	187,500	337,500	0	0
1475468 Ontario Inc.	150,000	187,500	337,500	0	0
AGF Precious Metals	1,500,000	1,875,000	3,375,000	0	0
Aisenstat, Jasson	30,000	18,750	48,750	0	0

Name of Selling Shareholder	Common Shares Owned Before Offering	Common Shares Issuable upon Exercise of Warrants Held	Total Number of Common Shares to be Offered for Shareholder's Account	Total Common Shares Owned After Offering	Percentage of Common Shares Owned After Offering
Alpha Capital Ltd. (1)	200,000	250,000	450,000	0	0
Antoniou, Bob	80,000	100,000	180,000	0	0
Badger Resources Inc. (2)	2,470,000	1,250,000	1,250,000	2,470,000	3.70%
Ballanger, Michael J.(3)	100,000	62,500	162,500	0	0
Biniaris, Barry (4)	100,000	125,000	225,000	0	0
Boehnke, Eric	100,000	125,000	225,000	0	0
Borgo, Paul	20,000	12,500	32,500	0	0
Bresver, David	50,000	62,500	112,500	0	0
Buick, Jonathan	50,000	343,750	393,750	0	0
Cameron, Calvin Brian	50,000	62,500	112,500	0	0
Canada Dominion Resources 2005 II Limited Partnership (5)	1,000,000	1,250,000	2,250,000	0	0
Canadian Dominion Resources 2006 II Limited Partnership (5)	737,731	461,082	1,198,813	0	0
Carlson, Roy	20,000	25,000	45,000	0	0
Chan, Raymond	40,000	25,000	65,000	0	0
Chu, Chiu Har	100,000	125,000	225,000	0	0
Chu, Peter	60,000	37,500	97,500	0	0
CMP 2006 Resources Limited Partnership (5)	2,262,269	1,413,918	3,676,187	0	0
D'Angela, Ennio	1,600,000	1,750,000	3,350,000	0	0
D'Angela, Romeo	750,000	718,750	1,468,750	0	0
Dao-Huy, Gaio	30,000	18,750	48,750	0	0
Dao-Huy, Minh-Thu	30,000	18,750	48,750	0	0
Darling, Karen	10,000	12,500	22,500	0	0
Davis, Frank	50,000	31,250	81,250	0	0
Derban, Andrea	10,000	12,500	22,500	0	0
Derban, Dwayne	10,000	12,500	22,500	0	0
Derban, Vance	20,000	25,000	45,000	0	0
Dipasquale, Paul	90,000	56,250	146,250	0	0
Dundee Securities Corp. (6)	768,250	1,498,438	2,266,688	0	0
Elford, Dustin A.	20,000	12,500	32,500	0	0
Emanuele, Philip	250,000	156,250	406,250	0	0
Emas, Joseph I.	120,000	0	120,000	0	0
Ergas, Alfonso	25,000	31,250	56,250	0	0
Ernst, Kevin	100,000	125,000	225,000	0	0
Ewart, Lucas	30,000	18,750	48,750	0	0
Excalibur Limited Partnership (7)	400,000	500,000	900,000	0	0
Excalibur Limited Partnership II (7)	300,000	375,000	675,000	0	0
Feng, Ming	20,000	12,500	32,500	0	0
Ferdeber, Peter	150,000	93,750	243,750	0	0
Fromm, Russ	250,000	156,250	406,250	0	0
Gillgrass, David	30,000	37,500	67,500	0	0
Global Energy & Natural Resources (8)	200,000	250,000	450,000	0	0
Gooding, Daniel	30,000	37,500	67,500	0	0

Name of Selling Shareholder	Common Shares Owned Before Offering	Common Shares Issuable upon Exercise of Warrants Held	Total Number of Common Shares to be Offered for Shareholder's Account	Total Common Shares Owned After Offering	Percentage of Common Shares Owned After Offering
Grimes, Jim	50,000	62,500	112,500	0	0
Gundyco	24,800	125,550	150,350	0	0
Hall, Carole	200,000	250,000	450,000	0	0
Hanemaayer, John	50,000	62,500	112,500	0	0
Hasinoff, Ian	40,000	50,000	90,000	0	0
Haskell, John	50,000	62,500	112,500	0	0
Hechter, William	50,000	31,250	81,250	0	0
Helius Canada LP (9)	100,000	125,000	225,000	0	0
Heng, Joseph	430,000	312,500	312,500	430,000	*
Herrmann, Gerhard	40,000	25,000	65,000	0	0
Huber, Marc Andre	400,000	500,000	900,000	0	0
IBK Capital Corp. (10)	0	1,220,450	1,220,450	0	0
Inkilainen, Eric	20,000	12,500	32,500	0	0
Joe, Brian	30,000	37,500	67,500	0	0
Jones Gable & Company	25,200	56,700	81,900	0	0
Kagan, Bruce M.	50,000	62,500	112,500	0	0
Kassam, Minaz	20,000	12,500	32,500	0	0
Kennedy, Robert	52,000	73,125	125,125	0	0
Kenway, Bruce J	40,000	25,000	65,000	0	0
Kwan, Gary	30,000	18,750	48,750	0	0
Laberge, Guy	50,000	31,250	81,250	0	0
Lakeview Fund, LP (11)	2,400,000	3,000,000	5,400,000	0	0
Lam, Gordon	30,000	18,750	48,750	0	0
Langer, Rick (12)	60,000	37,500	97,500	0	0
Lee, Robert H.	200,000	125,000	325,000	0	0
Marek, Earl	21,600	30,375	51,975	0	0
Martin, Philip S.	40,000	25,000	65,000	0	0
Mauro, Dante	40,000	25,000	65,000	0	0
Mavrix AIC 216 (13)	2,300,000	1,437,500	3,737,500	0	0
Mayer, Roger	15,000	18,750	33,750	0	0
Mayers, Harley	80,000	50,000	130,000	0	0
McKinnon, Jake	610,000	312,500	312,500	610,000	*
McLean, Gene	70,000	43,750	113,750	0	0
McMahon, Bryan	20,000	12,500	32,500	0	0
Mendel, Robert	20,000	25,000	45,000	0	0
Metal Factor Resources Inc. (14)	1,125,000	312,500	312,500	1,125,000	1.7%
Mezzomo, Gordon	50,000	62,500	112,500	0	0
MMCAP International Inc. (15)	3,000,000	3,750,000	6,750,000	0	0
NCE Diversified Flow Through (06-2) Limited Partnership (16)	500,000	312,500	812,500	0	0
Northern Precious Metals 2006 Limited Partnership (17)	450,000	281,250	731,250	0	0
Northfield Capital Corporation (18)	200,000	125,000	325,000	0	0
Norton, Donna C.	20,000	25,000	45,000	0	0

Name of Selling Shareholder	Common Shares Owned Before Offering	Common Shares Issuable upon Exercise of Warrants Held	Total Number of Common Shares to be Offered for Shareholder's Account	Total Common Shares Owned After Offering	Percentage of Common Shares Owned After Offering
Novadan Capital Ltd. (19)	543,000	645,938	1,188,938	0	0
Palahniuk, Richard John	50,000	62,500	112,500	0	0
Parkwood GP Inc. (20)	600,000	750,000	1,350,000	0	0
Paterson, Scott	250,000	312,500	562,500	0	0
Pedwell, Katherine	14,000	6,250	16,250	4,000	*
Pinetree Resource Partnership (21)	1,000,000	1,250,000	2,250,000	0	0
Pow, Randall	100,000	125,000	225,000	0	0
Prentice, Chris	60,000	75,000	135,000	0	0
Prentice, John A.	20,000	12,500	32,500	0	0
Purdon, Wayne E.	25,000	15,625	40,625	0	0
RAB Special Situations (Master) Fund Limited (22)	2,000,000	2,500,000	4,500,000	0	0
Rahn & Bodmer (23)	200,000	250,000	450,000	0	0
Raymond James Ltd. (24)	0	21,600	21,600	0	0
Rosholt, Gary C.	296,000	250,000	450,000	96,000	*
Ross, Victoria	360,000	225,000	585,000	0	0
Rothart, Meyer	20,000	25,000	45,000	0	0
Ruby, Jonathan	20,000	337,500	357,500	0	0
Sarmat Resources Inc. (25)	1,700,000	1,125,000	1,125,000	1,700,000	2.6%
Sentry Select Mining Opportunity Class (16)	1,000,000	1,250,000	2,250,000	0	0
Sentry Select Precious Metals & Mining Trust (16)	500,000	625,000	1,125,000	0	0
Sextant Strategic Opportunities Hedge Fund LP (26)	500,000	625,000	1,125,000	0	0
Sharpe, Stephen R.	200,000	125,000	325,000	0	0
Siddiqui, Najmul	50,000	62,500	112,500	0	0
Sidex Limited Partnership (27)	600,000	750,000	1,350,000	0	0
Smith, Jay (28)	200,000	125,000	325,000	0	0
Smyth, Ross W.	20,000	12,500	32,500	0	0
Sprott Asset Management Inc. (29)	3,000,000	3,750,000	6,750,000	0	0
Stephen, James M.	40,000	25,000	65,000	0	0
Stephens, Kelvin Roy	25,000	12,500	22,500	15,000	*
Stone 2006-II Flow Through Limited Partnership (30)	400,000	250,000	650,000	0	0
Stormont Enterprises Ltd (31)	20,000	25,000	45,000	0	0
Strafford, Gordon	55,000	68,750	123,750	0	0
Strafford, Roselyn	55,000	68,750	123,750	0	0
Swant, Randall	50,000	62,500	112,500	0	0
Tang, Teepy	20,000	12,500	32,500	0	0
The Dennis and Ruth Blakley Trust (32)	200,000	250,000	450,000	0	0
Tse, Siu C.	20,000	12,500	32,500	0	0
Toutalee Inc. (33)	1,000,000	625,000	625,000	1,000,000	1.5%
Union Securities Ltd. (34)	0	1,188,938	1,188,938	0	0
Vanderlinde, Lorraine	40,000	50,000	90,000	0	0

Name of Selling Shareholder	Common Shares Owned Before Offering	Common Shares Issuable upon Exercise of Warrants Held	Total Number of Common Shares to be Offered for Shareholder's Account	Total Common Shares Owned After Offering	Percentage of Common Shares Owned After Offering
Virginia Mines Inc. (35)	3,000,000	3,750,000	6,750,000	0	0
Wahlroth, Gus	200,000	125,000	325,000	0	0
Weinert, Donald	30,000	18,750	48,750	0	0
Whalehaven Capital Fund Limited (36)	500,000	625,000	1,125,000	0	0
Whalen, Brett	300,000	187,500	487,500	0	0
White, Michael (37)	40,000	25,000	65,000	0	0
Wolfe, Elgin (38)	250,000	125,000	300,000	75,000	*
Yang, Cheming	50,000	62,500	112,500	0	0
Yendor Investments Limited (39)	100,000	62,500	162,500	0	0
Total	47,289,850	50,095,489	89,860,339

* Indicates beneficial ownership of less than 1% of our outstanding shares.

General Note:

The following footnotes provide additional information regarding the information disclosed in the second column of the above table.

(1)

Peter Grant has voting control and investment discretion over securities held by Alpha Capital Ltd.

(2)

Barbara McKinnon has voting and investment discretion over securities held by Badger Resources Inc.  Ms. McKinnon is the spouse of our president, chief executive officer and director.  The number of common shares reported also includes the following securities held by Mr. McKinnon's son:  410,000 shares, warrants to acquire 250,000 shares and options to acquire 210,000 shares.  Mr. McKinnon disclaims any interest in the shares of Badger Resources Inc. and his son.

(3)

Mr. Ballanger received a cash commission in connection with the private placements completed in the fourth quarter of 2006.

(4)

Mr. Binniaris is an affiliate of a Calyon Financial Inc., a broker-dealer. Mr. Binniaris has represented to us that he purchased the securities for investment purposes.

(5)

Todd Beallor, Executive Vice President, Investment Counsel, and Robert Cohen, Vice President and Portfolio Manager each have voting and investment discretion over securities held by the entities.

(6)

Brett Whalen has voting and investment discretion over the securities held by Dundee Securities Corp.  This selling securityholder acquired the securities as compensation for acting as placement agent  and is affiliated with a U.S. broker-dealer.

(7)

William Hechter, president of the general partner, has voting and investment discretion over securities held by the entities.

(8)

Jean Bernard Guyon has voting and investment discretion over securities held by Global Energy & Natural Resources.

(9)

Jon Rubenok, Pat Leman, Albert Imbrogno and Marc Hyatt each have voting and investment discretion over securities held by Helius Canada LP.  Mr. Rubenok owns all of the outstanding shares of the general partner.

(10)

William F. White and Minh-Thu Dao-Huy have voting and investment discretion over the securities held by IBK Capital Corp.

(11)

Ari Levy and Mike Nicholas each have voting and investment discretion over securities held by Lakeview.

(12)

Mr. Langer is a registered broker-dealer that acquired the securities for investment purposes and not as compensation for underwriting activities, and therefore is an underwriter with respect to the shares being sold by this selling shareholder.

(13)

Sergio Di Vito of Mavrix Fund Management Inc. has voting and investment discretion over securities held by this account.

(14)

Includes 600,000 shares held by Metal Factor Resources Inc. and options for 525,000 shares registered to F. William Nielsen.  F. William Nielsen has voting and investment discretion over securities held by Metal Factor Resources Inc.  He is also director.

(15)

Hillel Meltz and Matthew MacIsaac have voting and investment discretion over securities held by MMCAP International Inc.

(16)

Glenn MacNeill has voting and investment discretion over securities held by NCE Diversified Flow Through (06-2) Limited Partnership, Sentry Select Mining Opportunity Class and Sentry Select Precious Metals & Mining Trust.

(17)

Carl M. Ravinsky has voting and investment discretion over securities held by Northern Precious Metals 2006 Limited Partnership.

(18)

Robert Cudney, President, has voting and investment discretion over securities held by Northfield Capital Corporation.

(19)

Ennio D'Angela and Romeo D'Angela have voting and investment discretion over the securities held by Novadan Capital Ltd.

(20)

Dan Sternberg, President, has voting and investment discretion over securities held by Parkwood GP Inc.

(21)

Sheldon Inwetash has voting and investment discretion over securities held by Pinetree Resource Partnership.  Pinetree Capital Ltd. owns a majority of Pinetree.

(22)

Philip Richards has voting and investment discretion over securities held by RAB Special Situations (Master) Fund Limited.

(23)

Martin Duenki and Urs Angst, Senior Vice Presidents, each have voting and investment discretion over securities held by Rahn & Bodmer.

(24)

Earl Marek has voting and investment discretion over the securities held by Raymond James Ltd.

(25)

Richard E. Schler has voting and investment discretion over securities held by Sarmat Resources Inc.  He is also our vice president, chief financial officer and director.  Does not include options exercisable for 610,000 shares registered to Richard E. Schler.

(26)

Otto Spork, the president and chief executive officer of Sextant Capital Management Inc. has voting and investment discretion over these securities.

(27)

Michel Champagne, as general manager, has voting and investment over securities held by Sidex.  Each of Solidarity Fund QFL and the Government of Quebec own more than 10% of Sidex.

(28)

Mr. Smith is an affiliate of a CIBC Wood Gundy, a broker-dealer. Mr. Smith has represented to us that he purchased the securities for investment purposes.

(29)

Erik Sprott, Nel Nenadovic and Anne Spork, each have voting and investment discretion over securities held by Sprott Asset Management Inc.

(30)

Martin Anstee, Vice President Investment, Stone Asset Management Limited, has voting and investment discretion over securities held by Stone.  Richard Stone and Tim Elliott control Stone Asset Management Limited.

(31)

J. Cowan McKinney has voting control and investment discretion over securities held by Stormont.  J. Cowan McKinney and Doreen McKinney each control 50% of Stormont.

(32)

Dennis Blakely, the trustee for The Dennis and Ruth Blakely, has voting control and investment discretion over securities held by Trust.

(33)

Walter E. Brooks has voting control and investment discretion over securities held by Toutalee.

(34)

John Thompson and Michael J. Ballanger have voting and investment discretion over the securities held by Union Securities Ltd.

(35)

Andre Gaumond has voting and investment discretion over the securities held by Virginia Mines Inc.

(36)

Michael Finkelstein, as investment manager, has voting and investment discretion over securities held by Whalehaven Capital Fund Limited.  Mr. Finkelstein and Eric Weisblum each control 50% of Whalehaven Capital Fund Limited.

(37)

Mr. White is a partner of IBK Capital Corp.  IBK acted as an agent the Company with respect an offering of units in the fourth quarter of 2006.

(38)

Includes options exercisable for 75,000 shares.

(39)

Stephen Sharpe has voting and investment discretion over securities held by Yendor Investments Limited.

Other than as detailed in the footnotes above, we are not aware of any family relationships among selling shareholders.

Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares.  The numbers appearing in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  There percentages are based on 65,408,450 shares of common stock outstanding on the date of this prospectus.  The selling shareholders named in this prospectus are offering a total of 89,860,339 shares of common stock which represents approximately 137% of our outstanding common stock on the date of this prospectus.

Except as indicated above, none of the selling shareholders or their beneficial owners:

•

has attributed beneficial ownership to any other selling shareholder as far as we are aware;

•

has attributed beneficial ownership to any member of our management;

•

has had a material relationship with us other than as a shareholder at any time within the past three years;

•

has ever been one of our officers or directors; or

•

are broker-dealers or affiliates of broker-dealers.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

•

on such public markets or exchanges as the common stock may from time to time be trading;

•

in privately negotiated transactions;

•

through the writing of options on the common stock;

•

in short sales (conducted in accordance with federal securities laws);

•

in any combination of these methods of distribution.

Our shares are listed for quotation on the OTC Bulletin Board.  The OTC Bulletin Board is a securities market but should not be confused with any of the NASDAQ trading markets.  OTC Bulletin Board companies are subject to far fewer restrictions and regulations than companies traded on the NASDAQ trading markets.

The sales price offered by the selling shareholders to the public may be:

•

the market price prevailing at the time of sale;

•

a price related to such prevailing market price; or

•

such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with Rule 144 of the Securities Act.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers.  Such brokers or dealers may act as an agent or acquire the common stock as a principal.  Any broker or dealer participating in such a transaction as agent may receive a commission from the selling shareholders, or, if acting as agent for the purchaser, from that purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for these services.

Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent the broker or dealer is unable to arrange the sale of the agreed upon number of shares, to purchase any unsold shares at the committed price.  Brokers or dealers who acquire shares as principals may thereafter resell those shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at prevailing market prices at the time of sale or at negotiated prices.  In connection with those re-sales, the brokers or dealers may pay or receive commissions to or from the purchasers of shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Those partners may, in turn, distribute those shares as described above.  We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be, and as indicated in the footnotes to the selling shareholders table beginning on page 10 are,  "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this prospectus disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of our common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") in the offer and sale of the common stock.  In particular, during any period of time when the selling shareholders may be deemed to be engaged in a distribution of our common stock, and therefore be considered underwriters, they must comply with applicable law and may, among other things:

•

not engage in any stabilization activities in connection with our common stock;

•

furnish each broker or dealer through which our common stock may be offered such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this prospectus, we are required to comply with Regulation M.  In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act of 1934, as amended, prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings that have been, or are currently being, undertaken for or against us nor are any contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Director and Officers currently serving us are as follows:

Name	Age	Positions Held and Tenure
J.A. Kirk McKinnon	63	Director, President and Chief Executive Officer
Richard E. Schler, MBA	53	Director, Vice President and Chief Financial Officer
F. William Nielsen, P.Geo.	57	Director
Hadyn Butler, P.Geo.	63	Director
Elgin M. Wolfe	73	Chairman of the Board, Director

The directors named above will serve until the next annual meeting of the stockholders.  Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.  There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was to be selected as a Director or Officer.

Biographical information

J.A. Kirk McKinnon

J.A. Kirk McKinnon has served as our President, Chief Executive Officer and a director since April 2006.  He brings over 25 years of Senior Management experience to us  Mr. McKinnon has served as the President and Chief Executive Officer of MacDonald Mines Exploration Ltd. since July 2003 and of Vencan Gold Corporation since April 2004.  Both of these companies are resource exploration companies headquartered in Toronto, Canada.  Previously, Mr. McKinnon held senior management positions with several high profile Canadian corporations, including Nestle Canada.

Richard E. Schler, MBA

Richard E. Schler has been our Vice President, Chief Financial Officer and a director since April 2006.  Mr. Schler has served as the Vice President and Chief Financial Officer of MacDonald Mines Exploration Ltd. since September 2003 and of Vencan Gold Corporation since April 2004.  Both of these companies are resource exploration companies headquartered in Toronto, Canada.  Before joining these companies, Mr. Schler held various senior management positions with noted corporations.  He also has over 25 years of experience in the manufacturing sector.

F. William Nielsen, P. Geo.

William Nielsen, P. Geo. joined our Board of Directors in April 2006.  He has over 30 years of field experience, as well as experience in project management and as a consultant in mineral/resource exploration.  Mr. Nielsen has served as the Vice President of Exploration for Nevsun Resources Ltd., a Vancouver, Canada based resource company, since February 2003.

Hadyn Butler, P.Geo.

Hadyn Butler joined our Board of Directors on December 22, 2006.  Mr. Butler has over 40 years of geological experience, having graduated with a degree in geology in 1974 (Batchelor of Science, with First Class Honors and University Medal) at the University of New England, Armidale, New South Wales, Australia.  Mr. Butler currently works as a Professional Geoscientist and a practicing member of the Association of Professional Geoscientists of Ontario.  He has also served as a director for MacDonald Mines Exploration Ltd., a TSX Venture Exchange listed company, since August 2003.

Elgin M. Wolfe

Elgin M. Wolfe joined our Board of Directors on December 22, 2006.  Mr. Wolfe has served as President of King River Development Limited since October 2004 and of Tri-Main Development LLC since February 2001.  Both of these companies are real estate development businesses.  Besides spending his working life in the construction and real estate development business, Mr. Wolfe has been a director of VenCan Gold Corporation, a TSX Venture Exchange listed company, since 1990.

Significant Employees and Consultants

We have no significant employees other than Mr. McKinnon and Mr. Schler.  For our company's accounting we primarily utilize a qualified in-house accountant for the preparation of our financial statements in accordance with accounting principles generally accepted in the United States from our internal accounting data.

Conflicts of Interest

We do not have any written procedures in place to address conflicts of interest that may arise with our directors between our business and their other business activities.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 31, 2007, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of Uranium Star Corp.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	J.A. Kirk McKinnon 901-141 Adelaide St. W Toronto, ON Canada M5H 3L5	4,525,000(1)	6.7%
Common Stock	Richard E. Schler 901-141 Adelaide St. W Toronto, ON Canada M5H 3L5	3,210,000(2)	4.8%
Common Stock	Frederick William Nielsen 901-141 Adelaide St. W Toronto, ON Canada M5H 3L5	1,375,000(3)	2.1%
Common Stock	Elgin M. Wolfe 55 York St., Suite 1404 Toronto, ON Canada M5J 1R7	350,000(4)	*
Common Stock	Hadyn Butler 647 Silver Lake Rd. Sudbury, ON Canada P3G 1J9	75,000(5)	*
Common Stock	Thornton J. Donaldson 206-475 Howe St. Vancouver, BC Canada V63 2B3	6,900,000	10.5%
Common Stock	All executive officers and directors as a group (5 persons)	9,535,000	13.6%

*

Less than 1%.

(1)

Includes (a) 350,000 shares held by Mr. McKinnon, (b) 1,600,000 shares indirectly held by Badger Resources Inc. and (b) 410,000 shares held by Mr. McKinnon's son.  Also includes (a) options granted to Mr. McKinnon to acquire 705,000 shares, (b) options granted to Mr. McKinnon's son to acquire 210,000 shares, (d) warrants exercisable for 1,000,000 shares held by Badger Resources Inc. and (d) warrants exercisable for 250,000 shares held by Mr. McKinnon's son. Barbara McKinnon has voting and investment discretion over securities held by Badger Resources Inc.  Ms. McKinnon is Mr. McKinnon's spouse.  Mr. McKinnon disclaims any beneficial interest in the shares and options held by Badger Resources Inc. and by his son.

(2)

Includes 1,700,000 shares and warrants exercisable for 900,000 shares held by Sarmat Resources Inc.  Also includes options granted to Mr. Schler to acquire 610,000 shares.

(3)

Includes 600,000 shares and warrants exercisable for 250,000 shares registered in the name of Metal Factor Resources Inc.  Also includes options granted to Mr. Nielsen to acquire 525,000 shares.

(4)

Includes options granted to acquire 75,000 shares, as well as warrants exercisable for 100,000 shares.

(5)

Comprised of options granted to acquire 75,000 shares.

The percent of class is based on 65,408,450 of common stock issued and outstanding as of January 31, 2007.

The persons listed have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 26, 2006, we issued the following shares and warrants to our directors and officers and to certain other parties for services rendered:

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1,600,000 shares of our common stock and warrants exercisable for 1,000,000 shares of our common stock to Badger Resources Inc., a company controlled by Barbara McKinnon, our President and CEO's spouse;

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1,375,000 shares of our common stock and warrants exercisable for 900,000 shares of our common stock to Sarmat Resources Inc., a company controlled by Richard E. Schler, our CFO;

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300,000 shares of our common stock and warrants exercisable for 250,000 shares of our common stock to Metal Factor Resources Inc, a company controlled by F. William Nielsen, our director; and

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300,000 shares of our common stock and warrants exercisable for 250,000 shares of our common stock to Jake McKinnon, a related party to one of the directors.

Except as noted above, since January 1, 2005 none of the following parties has, since our inception on March 1, 2004, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

any of our directors or officers;

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any person proposed as a nominee for election as a director;

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any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

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any of our promoters;

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any relative or spouse of any of the foregoing persons who has the same house as such person.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 125,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As at January 31, 2007, 65,408,450 shares of common stock are issued and outstanding and held by 156 shareholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of a majority of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•

we would not be able to pay our debts as they become due in the usual course of business; or

•

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of December 31, 2006, there are outstanding warrants to purchase 26,107,150 shares of our common stock   issuable upon the exercise of outstanding securities.  The shares registered for resale pursuant to this prospectus include 50,095,489 shares issuable pursuant to outstanding warrants.  In the future, we may issue additional warrants to purchase our securities.

Options

As of December 31, 2006, there are 2,755,000 options to purchase our securities outstanding.  These options were granted under our Amended and Restated 2006 Stock Option Plan.  In addition to these options, another 255,000 options to purchase our securities were granted and have been exercised by the optionees. 2,990,000 options remain available to be granted under this plan.

Limited Public Market for our Common Stock

Our shares are listed for quotation on the OTC Bulletin Board.  The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ markets.  OTC Bulletin Board companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ markets.

Rule 144 Shares

In addition to the shares covered by this prospectus, a total of 11,481,000 shares of our common stock are available for resale to the public without restriction pursuant paragraph (k) of Rule 144 of the Act.  In addition, additional shares may be sold to the public subject to the volume restrictions applicable under Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

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1% of the number of shares of our common stock then outstanding which, in our case, will equal approximately 664,085 shares as of the date of this prospectus; or

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the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of January 31, 2007, persons who are our affiliates hold no shares that are eligible for Rule 144 sales.  These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than 10% of the aggregate amount of common shares then outstanding.

Preferred Stock

As of the date of this prospectus, there is no preferred stock issued or authorized.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.  We may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The Nevada Revised Statutes Sections 78.378 through 78.3793, under certain circumstances, place restrictions upon the acquisition of a controlling interest in a Nevada corporation, including the potential requirements of shareholder approval and the granting of dissenters’ rights in connection with such an acquisition.  These provisions could have the effect of delaying or preventing a change in control of our company.

Interest of Named Experts and Counsel

Joseph I. Emas, our independent legal counsel, has provided an opinion on the validity of our common stock.  Mr. Emas holds 120,000 of our common shares.  All of these shares were issued to him as partial consideration for services rendered to us.

Hadyn Butler, P.Geo., one of our directors, was retained by us to prepare a geological report on our Sagar property.  The report was completed by Mr. Butler prior to the date when he joined our Board of Directors.

The geological report for our Placer claims in British Columbia was prepared by William G. Timmins, P. Eng, and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. Timmins as a Professional Engineer.  Mr. Timmins is a business associate of Thornton J. Donaldson, our former President and a holder of more than 5% of our outstanding stock.

No other expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with us or with any parent or subsidiary of us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus have been audited by Manning Elliott LLP, Chartered Accountants, of Vancouver, Canada to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.  As of November 24, 2006, we engaged Moore Stephens Cooper Molyneux LLP, Chartered Accountants, of Toronto, Canada as our independent registered public accounting firm and dismissed Manning Elliott LLP, Chartered Accountants.

Registration Rights

This prospectus has been prepared and filed pursuant to our undertaking to selling shareholders that we would do so.  We have not granted registration rights with respect to our securities to any other parties.

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to provisions of the State of Nevada, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

DESCRIPTION OF OUR BUSINESS

Initial Organization

Uranium Star Corp. (formerly Yukon Resources Corp.) was incorporated in the State of Nevada on March 1, 2004.  Our fiscal year-end is June 30.  On the date of our incorporation, Thornton J. Donaldson was appointed as our director.  On March 3, 2004, Mr. Donaldson was appointed President, Principal Financial Officer, Principal Accounting Officer and Secretary of our company.  On March 17, 2004, Jeff Murdock was appointed as an additional Director of our company and replaced Mr. Donaldson as our Secretary.  Messrs. Donaldson and Murdock may be deemed to be our promoters.  On May 14, 2004 we issued 2,500,000 shares of our common stock to Mr. Donaldson for the acquisition of a 100% interest in seven Placer claims located in the Cariboo Mining Division, British Columbia, Canada.  The claims are registered in the name of Mr. Donaldson, who has executed four trust agreements whereby he agreed to hold the claims in trust for us.

Mr. Donaldson and Mr. Murdock are no longer involved as members of our management or Board of Directors, nor do they act as consultants to us.

Until December 22, 2006, we were known as Yukon Resources Corp.  At our annual meeting of stockholders on December 22, 2006, our stockholders authorized our re incorporation as a Minnesota corporation through the merger with a newly-formed subsidiary in incorporated in that State.  We have not completed that re-incorporation, but may do so in the future.

We are an exploration stage company engaged in the search for uranium, gold and other minerals.  We have not had any bankruptcy, receivership or similar proceeding since incorporation.  There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.  We have no properties other than those described in this prospectus.  We have no intention of entering into a merger or acquisition with another business.  There is no assurance that we will locate and hold commercially viable deposits of uranium, gold or other minerals.

Business Development

Until we can validate otherwise, the properties and interests outlined below have no known mineral reserves of any kind and we are planning programs that are exploratory in nature.

Sagar Property:  Romanet Horst, Labrador Trough, Québec, Canada

Effective May 4, 2006, we entered into a binding letter of intent with Virginia Mines Inc., a Quebec, Canada Corporation.  Virginia’s shares are listed on the Toronto Stock Exchange under the symbol VGQ.  A formal letter agreement was executed as of May 12, 2006 regarding the terms upon which we have an option over certain claims held by Virginia.

Pursuant to our letter agreement with Virginia, we have the option to acquire, in joint venture, an undivided 100% participating interest in 200 claims located in the Labrador Trough in Northern Quebec.  We refer to these claims as the Sagar property.

Our interest in the Sagar originally consisted of a 75% interest, and Virginia had the right and option, but not the obligation, to sell us an additional 25% undivided interest in the Sagar property.  Pursuant to the letter agreement, as long as Virginia still owned a 25% participating interest in the property, Virginia had the additional option to sell its remaining 25% interest in the Sagar property to us, subject to a 1.5% royalty (as defined in the letter agreement with Virginia).  Virginia has exercised its option to sell us its remaining 25% interest in the Sagar property, such that we now have a 100% interest (subject to the royalty described below).  The payment required from Uranium Star for this option is the issuance of (i) 1,000,000 common shares and (ii) warrants to purchase an additional 1,000,000 shares of Uranium Star within 10 days of an exercise notice from Virginia.  These common share purchase warrants will be exercisable at a price equal to the weighted average closing price for Uranium Star's common shares for the 20 trading days preceding the date of grant.  They will remain exercisable for a 2-year period from the date of issuance.  As a result of Virginia's exercise of this sale option, Uranium Star holds a 100% interest in the Sagar property, subject to a net smelter royalty return and a 1.5% royalty.

Our letter agreement with Virginia is subject to a royalty agreement dated May 27, 1992 between Virginia Gold Mines Inc. (predecessor to Virginia Mines Inc.) and Pierre Poisson and Joanne Jones, and its amendments of May 10, 1993 and November 3, 1993.  Pursuant to the royalty agreement with Ms. Jones and Mr. Poisson, Virginia has acquired a 100% interest in the Sagar property, subject to a 1% net smelter return royalty on certain claims, and a 0.5% net smelter return royalty on other claims.  Virginia has the right to buy back half of the 1% net smelter return royalty (0.5%) for $200,000 and half of the 0.5% net smelter return royalty (0.25%) for $100,000.

As required under the letter agreement in connection with our original 75% interest in the Sagar property, we issued 2,000,000 shares of our common shares to Virginia, together with warrants to purchase an additional 2,000,000 shares of our common stock, exercisable at $1.00 per share for a 3-year period from the date of issuance.  We have also issued 1,000,000 shares of our common stock and a warrant for an additional 1,000,000 shares in connection with Virginia's exercise of its option to have us acquire the remaining 25% interest in the Sagar property.

Pursuant to the letter agreement, prior to August 31, 2008, we must also incur aggregate exploration expenditures in the amount of $2,000,000 on the Sagar property.  As at December 31, 2006, we have incurred an aggregate of $955,700 of exploration expenditures on the Sagar property.

Should Uranium Star discover a potentially exploitable gold deposit with an indicated resource outlined of at least 500,000 ounces of contained gold equivalent (for all precious metals), Virginia shall have, within 90 days of notice from Uranium Star of the discovery, a one-time right to re-acquire a 51% interest in the discovery by issuing a cash payment, or Virginia common shares equivalent to that amount, equal to two and a half times the current expenditures (as defined in our letter agreement with Virginia) incurred by Uranium Star on the discovery prior to Virginia’s election.  Upon receipt of the cash payment or its equivalent value in Virginia’s shares, a joint venture entity will immediately be formed between Virginia and us, with Virginia having a joint venture interest equal to 51% and Uranium Star having a joint venture interest equal to 49%.  Upon exercising its back-in right, Virginia would then become the operator of this property.

Sagar Property Highlights

The following are key features of the Sagar property:

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The geological setting of the property is the northwest trending Romanet Horst within the Labrador Trough.  The significant mineral potential of this geological setting is well demonstrated by the abundance and diversity of uranium-gold showings, which range from veins to breccias to shear zones.  There is locally significant sedimentary-hosted copper mineralization.  The most spectacular mineralization found to date is the 500 x 200 meter Mistamisk boulder field which contains 150 boulders that range up to 640 g/t Au and 4.11% U, with 70 tested boulders averaging  64.9g/t Au and 1.3% U.  The boulders discovered within the Mistamisk boulder field range in length from 0.30 to 2.0 meters.  Previous work has not determined the bedrock source of this boulder field.

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Several other uranium-gold showings have been defined on the Sagar property, the most significant being the Viking (grab samples assaying as high as 223 g/t Au and 0.1% U), the Eagle (grab samples assaying as high as 5.4 g/t Au and 1% U) and the Kish (grab samples assaying as high as 1 g/t Au and 1% U) showings.

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Copper mineralization has been defined in a number of locations, the most significant being the Dehli-Pacific showing, which has reported 4.2% Cu over 7.6 meters within a drill hole that intersected a shear zone along a sediment-gabbro contact.

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Stratabound copper mineralization occurs over 1.5 kilometers of strike length in a host referred to as the Bacon-Ronsin Horizon.  In the early 1960s (and prior to the implementation in Canada of National Instrument 43-101 – Standards of Disclosure for Mineral Projects), a mineral resource of 18Mt @ 0.5% copper was outlined in a report by the Hollinger North Shore and Exploration Co.  This mineralization is on strike from the Sagar property.

We are currently up to date with all obligations required to maintain our option in good standing.

On June 2, 2006, we announced that we had retained Hadyn Butler, P.Geo. and Craig Scherba, P.Geo as independent qualified persons to author a report with respect to the Sagar property in compliance with Canada's National Instrument 43-101.  Mr. Butler joined our board of directors on December 22, 2006.

Ferderber Claims:  Romanet Horst, Labrador Trough, Québec, Canada

Uranium Star has been granted the right to acquire a 100% undivided right, title and interest in and to 19 mining claims held by Mr. Peter Ferderber, covering an area of approximately 64 hectares located in the Central Labrador Trough Region of Northern Quebec, 13 of which are contiguous to Uranium Star’s Sagar property.  The claim numbers comprising the Ferderber claims are:  0036315, 0036316, 0036317, 0036318, 0036319, 0036320, 0036321, 0036322, 0036323, 0036324, 0036325, 0036326, 0036327, 0030649, 0030650, 0030640, 0030638, 0030612, 0030613.  In consideration of Uranium Star receiving a 100% interest in these claims (free and clear of all encumbrances), subject to any net smelter return royalties, Uranium Star delivered a cash payment of $5,385 (CAD$6,000), 150,000 shares of Uranium Star’s common stock and a warrant exercisable for 75,000 of Uranium Star’s common shares, exercisable at $1.00 for a 3 year period from date of issuance.

Mr. Ferderber retains a 1% net smelter return royalty on this property and agreed that Uranium Star has a first right of refusal to purchase the 1% net smelter return royalty should Mr. Ferderber, at his sole discretion, elect to sell the royalty.

Ferderber Claims Highlights

Mr. Ferderber has represented to us that the claims are all in good standing and will allow Uranium Star the necessary time to evaluate the property to determine the required exploration activity and subsequent expenditures, if any.  Uranium Star must incur sufficient exploration expenditures to ensure that the necessary assessment requirements are satisfied in order to keep the claims in good standing.  If Uranium Star elects not to maintain any claims in good standing, it must then provide Mr. Ferderber with sufficient notice to allow the applicable claim(s) to be put in good standing at Mr. Ferderber’s sole discretion.

Mr. Ferderber and Uranium Star have agreed that their agreement will form the basis for drafting a more detailed purchase and sale agreement between the parties in conjunction with legal counsel.  Uranium Star has issued all required cash payments and securities in order to exercise its option under this agreement and now holds title to a 100% undivided right, title and interest in and to the 19 mining claims outlined above.  The formal purchase and sale agreement has not yet been concluded.

Workman Creek Claims:  Arizona, USA

On August 9, 2006, Uranium Star acquired 69 mineral claims within the Workman Creek Uranium District of Central Arizona.  Uranium Star's claims cover the strike extension of the northerly trending, uranium mineralized structures that crosscut the Dripping Spring Quartzite Formation.

We are currently up to date with all obligations required to maintain our property holdings in Gila County in good standing.

Finland

In March of 2006, we entered into a letter of intent with Apofas Ltd., for an option to acquire a 100% interest in 20 mineral claims located in Finland covering an area of about 150 square kilometers.  Seventeen of these claim reservations occur within the Paleo-Proterozoic Kusamo Schist Belt of northeastern Finland.  Recent drillings in this area has intersected 0.33% U3O8 over 0.90 meters.  The remaining reservations occur within the Koli geographic province of eastern Finland, which contains the past producing Paukkajanvaara unconformity style uranium deposit.

Of the 20 claim reservations identified in our letter of intent with Apofas, we were granted 19.5 by the Finnish government on April 12, 2006 totaling an area of approximately 150 square kilometers.  Pursuant to the letter of intent, we acquired the exclusive right to stake claims on the reserved areas by making non-refundable cash payments of $50,000 and issuing 500,000 shares to Apofas.

Further to our agreement with Apofas, we also had exclusivity on any Uranium claim reservations Apofas identified or filed for a further one year period.  Apofas did identify an additional 7 areas totaling approximately 49 square kilometers and filed claim reservations with the Finnish Government on our behalf.  The additional claim reservations were approved by the Government on October 3, 2006.  This brings our total claim reservation land package to approximately 199 square kilometers.

We have one year to complete our evaluation and determine which claim reservations will be converted into mining claims.  We are currently up to date with our obligations for maintaining these property holdings in good standing.

The cost of the mineral property and the fair value ascribed to the 500,000 common shares was initially capitalized.  As at December 31, 2006, we recognized a cumulative impairment loss of $460,000, as it has not yet been determined whether there are proven or probable reserves on this property.

Peter's Creek, British Columbia

We entered into an agreement dated May 14, 2004 with Thornton Donaldson to acquire a 100% interest in seven Placer claims for the issuance of 2,500,000 shares of our common stock to him.  The Placer claims are located in the Cariboo Mining Division in east central British Columbia, Canada.  The claims are registered in the name of Thornton Donaldson, who has executed several trust agreements with us, whereby he has agreed to hold the claims in trust on our behalf.  The total cost of the Placer claims charged to operations by us on our financial statements is $1,700 and this figure represents the original cost incurred by Thornton Donaldson.

On August 1, 2005, we entered into an agreement with Michael McCullagh to option two claims, tenure numbers 403736 and 403737 for a cash payment of $4,000 and issuance of 100,000 common shares.  This agreement has a term of two years maturing August 1, 2007.  For administrative purposes, the above nine claims have been converted to three Placer claims, one Placer lease and one Placer cell.

The Placer claims are unencumbered and in good standing and there are no competitive conditions which affect the claims.  Further, there is no insurance covering the claims.  We believe that no insurance is necessary since the claims are unimproved and contain no buildings or improvements.

There is no assurance that a commercially viable mineral deposit exists on the claims.  Further exploration will be required before an evaluation as to the economic feasibility of the claims is determined.  It is our intention to incorporate a British Columbia subsidiary company and record the deed of ownership in the name of our subsidiary if gold is discovered on the claim and it appears that it would be economically viable to commercially mine the claim.

Property Summary

Intermittent work has been carried out on various portions of Peter's Creek since the 1870's following the Barkerville gold rush of 1860.  Considerable data has been reported over the years from sluicing of surface gravels, excavation and tunneling from two shafts, other hand workings, and testing by drilling and bulk sampling.  The potential economic significance of the property is that the presence of gold-bearing gravels has been reported in and around Peter's Creek and varying estimates of scale and gold grades has been calculated by previous operators.  Until we can validate otherwise, the property is without known reserves and we are planning a program that is exploratory in nature.  There is no electrical power that can be utilized on the property other than electrical power that can be provided by gas or diesel generators that we would bring on site.

Between August 22, 2006 and September 1, 2005, a preliminary bulk testing program was carried out on the property, at a cost of approximately $23,000 with the results documented in the Progress Report by W.G. Timmins dated November 28, 2005.

We are currently up to date with all our obligations required to maintain our interests in these properties in good standing.

Business Plan

Our business plan for the remainder of this fiscal year is to complete the following objectives within the time periods specified, subject to our obtaining the permits necessary for the continued exploration of the mineral properties.

Sagar Property – Romanet Horst, Labrador Trough, Québec, Canada

Based on the positive and encouraging results from the recent exploration programs, Uranium Star intends to continue to aggressively explore the Sagar property.  A first stage drill program is now being developed based on all historical results and data for early spring with a second phase of drilling and additional exploration work to follow in the summer of 2007.  The second stage drill program will be based on all compiled results as well as the first stage drilling results.  We intend to spend another $5,500,000 on the Sagar and Ferderber Properties over the next 12 months bringing the cumulative total to $6,500,000.  Actual exploration programs and expenditures will be continually reviewed and approved by the Board of Directors in consultation with Uranium Star’s consultants.

Workman Creek Uranium District Assets - Gila County, Arizona, USA

Based on the initial property assessment and available historical data, the following exploration program is planned for the next 12 months:

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compile existing historical data;

•

apply for and obtain required exploration/mining permits from all applicable regulatory bodies;

•

conduct environmental baseline study if required;

•

conduct comprehensive soil, vegetation and water sampling program; and

•

generate a geological report summarizing results and outlining the next phase of exploration.

An exploration budget of up to $100,000 is allocated for this project over the next 12 months.  Actual exploration programs and expenditures will be continually reviewed and approved by the Board of Directors in consultation with the Corporation’s consultants.

Finland

Based on the initial property assessment and available historical data, the following exploration program is planned for the next 12 months:

•

compile of existing historical data;

•

apply for and obtain required exploration/mining permits from all applicable regulatory bodies;

•

conduct an environmental baseline study, if required;

•

conduct a property wide geochemical sampling program;

•

generate a report summarizing all work results and outlining the next phase of exploration; and

•

a local Scandinavian based geological consulting group has been retained to assist in:  geological work, obtaining required permitting, secure drilling contracts, logistical support and to conduct exploration programs under the direction of the Company’s management.

An exploration budget of up to $500,000 is allocated for this project over the next 12 months.  Actual exploration programs and expenditures will be continually reviewed and approved by the Board of Directors in consultation with the Corporation’s consultants.

Peter’s Creek, Northern BC, Canada

Currently, the Company does not plan to conduct any significant exploration work on this property.  The Corporation will perform any required work or permitting to ensure the property is kept in good standing.  Actual exploration programs and expenditures will be continually reviewed and approved by the Board of Directors in consultation with the Corporation’s consultants.

We anticipate spending approximately $200,000 in ongoing general and administrative expenses per quarter for the next twelve months.  The general and administrative expenses for the year will consist primarily of professional fees for the accounting, audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.  However, the overall general and administration expenses will vary in direct proportion with the level of activity relating to future acquisitions and exploration programs.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future.  We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing, profitable mines.  Our future financial results are also uncertain due to a number of factors, some of which are outside our control.  These factors include, but are not limited to:

•

our ability to raise additional funding;

•

the market prices for gold and uranium;

•

the results of our proposed exploration programs on our mineral properties; and

•

our ability to find joint venture partners for the development of our property interests.

As a result of each successfully completed equity financing, existing shareholders will experience dilution of their interest in our company.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock for additional phases of exploration.  We believe that debt financing will not be an alternative for funding additional phases of exploration.  We do not have any arrangements in place for any future equity financing.

If we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan.  In such a case, we may decide to discontinue our current business plan and seek other business opportunities in the resource sector.  Any business opportunity would require our management to perform diligence on possible additional resource properties.  Such due diligence would likely include purchase investigation costs such as professional fees by consulting geologists, preparation of geological reports on the properties, conducting title searches, legal and accounting fees and travel costs for site visits.  It is anticipated that our available funds will not be sufficient to cover such acquisition costs, and additional funds will be required to close any possible acquisition.  During this period, we will need to maintain our periodic filings with the appropriate regulatory authorities and will incur legal and accounting costs.  If no other such opportunities are available and we cannot raise additional capital to sustain operations, we may be forced to discontinue business.  We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

Due to our lack of operating history and present inability to generate revenues, our previous auditors, Manning Elliott LLP, Chartered Accountants, have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Other Events Affecting Securities

On September 26, 2005, we completed a forward stock split on the basis of three new shares of common stock in exchange for every one old shares of common stock outstanding.

On December 22, 2006, we increased our authorized capital to 125,000,000 shares of common stock.

Future Funding Requirements

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock for additional phases of exploration.  We believe that debt financing will not be an alternative for funding additional phases of exploration.  We do not have any arrangements in place for any future equity financing.

TSX Venture Exchange Listing

Our shares are currently quoted on the OTC Bulletin Board.  Upon completion of the report under Canada's National Instrument 43-101 with respect to the Sagar property, assuming that market conditions remain favorable, we have determined to apply for a listing on the TSX Venture Exchange.  This listing will be pursued in order to facilitate access to Canadian investors and increase the liquidity of the market for our shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS

This report may contain "forward-looking" statements within the meaning of Section 17A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended.  Certain statements included in this prospectus, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to “anticipates”, “believes”, “plans”, “expects”, “future” and similar statements or expressions, identify forward looking statements. Examples of forward-looking statements include, but are not limited to:  (a) projections of our revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of our plans and objectives; (c) statements of our future economic performance; (d) statements of assumptions underlying other statements and statements about us and our business relating to the future; and (e) any statements using the words "believes," "budget," "target," "goal," "anticipate," "expect," "plan," "outlook," "objective," "may," "project," "intend," "estimate," or similar expressions. Any forward-looking statements herein are subject to certain risks and uncertainties in our business, including but not limited to, reliance on key customers and competition in its markets, market demand, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring or retaining key personnel and any changes in current accounting rules, all of which may be beyond our control. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements included herein. Further, this MD&A should be read in conjunction with the Company’s Financial Statements and Notes to Financial Statements included in its Quarterly Report on Form 10-QSB for the six months ended December 31, 2006 and its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006.

The Company's financial statements have been prepared in accordance with United States generally accepted accounting principles.  We urge you to read this report in conjunction with the risk factors described herein.

BACKGROUND

Company Overview

We were incorporated in the State of Nevada on March 1, 2004 and established a fiscal year end of June 30. We are a start-up, exploration stage company engaged in the search for gold, uranium and other minerals. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.

Business Development

UNTIL WE CAN VALIDATE OTHERWISE, THE PROPERTIES OUTLINED BELOW HAVE NO KNOWN MINERAL RESERVES OF ANY KIND AND WE ARE PLANNING PROGRAMS THAT ARE EXPLORATORY IN NATURE.

Sagar Property:  Romanet Horst, Labrador Trough, Québec, Canada

Effective May 4, 2006, we entered into a binding letter of intent with Virginia Mines Inc., a Quebec, Canada Corporation.  Virginia’s shares are listed on the Toronto Stock Exchange under the symbol VGQ.  A formal letter agreement was executed as of May 12, 2006 regarding the terms upon which we have an option over certain claims held by Virginia.

Pursuant to our letter agreement with Virginia, we originally had the option to acquire, in joint venture, an undivided 75% participating interest in 200 claims located in the Labrador Trough in Northern Quebec.  We refer to these claims as the Sagar property.  Virginia also had the right and option, but not the obligation, to sell us an additional 25% undivided interest in the Sagar property.  Our letter agreement with Virginia is subject to a royalty agreement dated May 27, 1992 between Virginia Gold Mines Inc.  (predecessor to Virginia Mines Inc.) and Pierre Poisson and Joanne Jones, and its amendments of May 10, 1993 and November 3, 1993.  Pursuant to the royalty agreement and amendments with Ms. Jones and Mr. Poisson, Virginia has acquired a 100% interest in the Sagar property, subject to a 1% net smelter return royalty on certain claims, and a 0.5% net smelter return royalty on other claims, owned by Ms. Jones and Mr. Poisson.  Virginia has the right to buy back half of the 1% net smelter return royalty (0.5%) for $200,000 and half of the 0.5% net smelter return royalty (0.25%) for $100,000.

Under the agreement with Virginia, as long as Virginia owned a 25% participating interest in the property, Virginia had the additional option, at its sole discretion, to sell its remaining 25% joint venture interest in the Sagar property to Uranium Star, subject to a royalty (as defined in the letter agreement with Virginia).  The payment required from Uranium Star for this option was the issuance of 1,000,000 common shares and 1,000,000 warrants to purchase shares of Uranium Star within 10 days of an exercise notice from Virginia.  The common share purchase warrants will be exercisable at a price equal to the weighted average closing price for Uranium Star's common shares for the 20 trading days preceding the date of grant.  They will be valid for a two year period from the date of issuance.  Upon Virginia's exercise in full of the option, Uranium Star holds a 100% interest in the Sagar property, subject to the net smelter royal return previously discussed and a 1.5% royalty to Virginia.

Virginia has exercised its right under the option agreement to require Uranium Star to acquire the remaining 25% interest in the Sagar property.  As required under the letter agreement for the Sagar property, in connection with the original 75% interest, we issued 2,000,000 shares of our common stock to Virginia, together with warrants to purchase an additional 2,000,000 shares of our common stock, exercisable at $1.00 per share for a three year period from the date of issuance. We have also issued 1,000,000 shares of our common stock and a warrant for an additional 1,000,000 shares in connection with Virginia's exercise of its option to have us acquire the remaining 25% interest in the Sagar property.

Pursuant to the letter agreement, prior to August 31, 2008, we must also incur aggregate exploration expenditures in the amount of $2,000,000 on the Sagar property.  As at December 31, 2006, we have incurred an aggregate of $955,700 of exploration expenditures on the Sagar property.

Should Uranium Star or the joint venture entity with Virginia discover a potentially exploitable gold deposit with an indicated resource outlined of at least 500,000 ounces of contained gold equivalent (for all precious metals), Virginia shall have, within 90 days of notice from Uranium Star of the discovery, a one-time right to re-acquire a 51% interest in the discovery by issuing a cash payment, or Virginia common shares equivalent to that amount, equal to two and a half times the current expenditures (as defined in our letter agreement with Virginia) incurred by Uranium Star on the discovery prior to Virginia’s election.  Upon receipt of the cash payment or its equivalent value in Virginia’s shares, a joint venture entity will immediately be formed between the parties with Virginia having a joint venture interest equal to 51% and Uranium Star having a joint venture interest equal to 49%.  Upon exercising its back-in right, Virginia would then become the operator of this property.

Sagar Property Highlights

The following are key features of the Sagar property:

•

The geological setting of the property is the northwest trending Romanet Horst within the Labrador Trough. The significant mineral potential of this geological setting is well demonstrated by the abundance and diversity of uranium-gold showings, which range from veins to breccia’s to shear zones. There is locally significant sedimentary-hosted copper mineralization. The most spectacular mineralization found to date is the 500 x 200 meter Mistamisk boulder field which contains 150 boulders that range up to 640 g/t gold and 4.11% uranium, with 70 tested boulders averaging  64.9g/t gold and 1.3% uranium. The boulders discovered within the Mistamisk boulder field range in length from 0.30 to 2.0 metres. Previous work has not determined the bedrock source of this boulder field.

•

Several other uranium-gold showings have been defined on the Sagar property, the most significant being the Viking (grab samples assaying as high as 223 g/t gold and 0.1% uranium), the Eagle (grab samples assaying as high as 5.4 g/t gold and 1% uranium) and the Kish (grab samples assaying as high as 1 g/t gold and 1% uranium) showings.

•

Copper mineralization has been defined in a number of locations, the most significant being the Dehli-Pacific showing, which has reported 4.2% copper over 7.6 meters within a drill hole that intersected a shear zone along a sediment-gabbro contact.

•

Stratabound copper mineralization occurs over 1.5 kilometres of strike length in a host referred to as the Bacon-Ronsin Horizon. In the early 1960s (and prior to the implementation in Canada of National Instrument 43-101 – Standards of Disclosure for Mineral Projects), a mineral resource of 18Mt @ 0.5% copper was outlined in a report by the Hollinger North Shore and Exploration Co. This mineralization is on strike from the Sagar property.

We are currently up to date with all obligations required to maintain our option in good standing.

On June 2, 2006, we announced that we have retained Hadyn Butler, P.Geo. and Craig Scherba, P.Geo as independent qualified persons to author a report with respect to the Sagar property in compliance with Canada's National Instrument 43-101.

Ferderber Claims

Uranium Star has been granted the right to acquire a 100% undivided right, title and interest in and to 19 mining claims (0036315, 0036316, 0036317, 0036318, 0036319, 0036320, 0036321, 0036322, 0036323, 0036324, 0036325, 0036326, 0036327, 0030649, 0030650, 0030640, 0030638, 0030612, 0030613) held by Mr. Peter Ferderber, covering an area of approximately 64 hectares located in the Central Labrador Trough Region of Quebec, 13 of which are contiguous to Uranium Star’s Sagar property.

In consideration of Uranium Star receiving a 100% interest in these claims (free and clear of all encumbrances), subject to any net smelter return royalties, Uranium Star delivered a cash payment of $5,385 (CAD$6,000), 150,000 shares of Uranium Star’s common stock and a warrant exercisable for 75,000 of Uranium Star’s common shares, exercisable at $1.00 for a three year period from date of issuance.

Underlying Royalty (NSR)

Mr. Ferderber retains a 1% net smelter return royalty on this property and agreed that Uranium Star shall have a first right of refusal to purchase the 1% net smelter return royalty should Mr. Ferderber, at his sole discretion, elect to sell the royalty.

Ferderber Claims Highlights

Mr. Ferderber has represented to us that the claims are all in good standing and will allow Uranium Star the necessary time to evaluate the property to determine the required exploration activity and subsequent expenditures, if any. Uranium Star must incur sufficient exploration expenditures to ensure that the necessary assessment requirements are satisfied in order to keep the claims in good standing. If Uranium Star elects not to maintain any claims in good standing, it must then provide Mr. Ferderber with sufficient notice to allow the applicable claim(s) to be put in good standing at Mr. Ferderber’s sole discretion.

Mr. Ferderber and Uranium Star have agreed that their agreement will form the basis for drafting a more detailed purchase and sale agreement between the parties in conjunction with legal counsel. Uranium Star has issued all required cash payments and securities in order to exercise its option under this agreement and now holds title to a 100% undivided right, title and interest in and to the 19 mining claims outlined above. The formal purchase and sale agreement has not yet been concluded.

Workman Creek Claims

On August 9, 2006, Uranium Star acquired 69 mineral claims within the Workman Creek Uranium District of Central Arizona.  These claims cover the strike extension of the northerly trending, uranium mineralized structures that crosscut the Dripping Spring Quartzite Formation in that district of Arizona.

We are currently up to date with all obligations required to maintain our property holdings in good standing.

Finland

We entered into a letter of intent dated March 10, 2006 with Apofas Ltd., for an option to acquire a 100% interest in 20 mineral claims located in Finland covering an area of about 150 square kilometers.  Seventeen of these claim reservations occur within the Paleo-Proterozoic Kusamo Schist Belt of northeastern Finland.  Past drilling in that area by Agricola Resources has intersected 0.33% uranium oxide (U3O8) over 0.90 metres.  The remaining reservations occur within the Koli geographic province of eastern Finland, which contains the past producing Paukkajanvaara unconformity style uranium deposit.

Of the 20 claim reservations identified in our letter of intent with Apofas, we were granted 19.5 by the Finnish government on April 12, 2006 totaling an area of approximately 150 square kilometers. Pursuant to the letter of intent, we acquired the exclusive right to stake claims on the reserved areas by making non-refundable cash payments of $50,000 and issuing 500,000 shares to Apofas.

Further to our agreement with Apofas, we also had exclusivity on any Uranium Star claim reservations Apofas identified or filed for a further one year period. Apofas did identify an additional 7 areas totaling approximately 49 square kilometers and filed claim reservations with the Finnish Government on our behalf. The additional claim reservations were approved by the Government on October 3, 2006. This brings our total claim reservation land package to approximately 199 square kilometers.

We have one year to complete our evaluation and determine which claim reservations will be converted into mining claims. We are currently up to date with our obligations for maintaining these property holdings in good standing.

The cost of the mineral property and the fair value ascribed to the 500,000 common shares was initially capitalized. As at December 31, 2006, we recognized a cumulative impairment loss of $460,000, as it has not yet been determined whether there are proven or probable reserves on this property.

We are currently up to date with all obligations required to maintain our property holdings in good standing.

Peter’s Creek

We entered into an agreement dated May 14, 2004 with Thornton Donaldson to acquire a 100% interest in seven Placer claims for the issuance of 2,500,000 shares of our common stock to him.  The Placer claims are located in the Cariboo Mining Division in east central British Columbia, Canada.  The claims are registered in the name of Thornton Donaldson, who has executed several trust agreements with us, whereby he has agreed to hold the claims in trust on our behalf.  The total cost of the Placer claims charged to operations by us on our financial statements is $1,700 and this figure represents the original cost incurred by Thornton Donaldson.

On August 1, 2005, the Company entered into an agreement with Michael McCullagh to option two claims, tenure numbers 403736 and 403737 for a cash payment of $4,000 and issuance of 100,000 common shares.  This agreement has a term of two years maturing August 1, 2007.  For administrative purposes, the above nine claims have been converted to three Placer claims, one Placer lease and one Placer cell.

The Placer claims are unencumbered and in good standing and there are no competitive conditions which affect the claims.  Further, there is no insurance covering the claims.  We believe that no insurance is necessary since the claims are unimproved and contain no buildings or improvements.

There is no assurance that a commercially viable mineral deposit exists on the claims.  Further exploration will be required before an evaluation as to the economic feasibility of the claims is determined.  It is our intention to incorporate a British Columbia subsidiary company and record the deed of ownership in the name of our subsidiary if gold is discovered on the claim and it appears that it would be economically viable to commercially mine the claim.

Between August 22, 2006 and September 1, 2005, a preliminary bulk testing program was carried out on the property, at a cost of approximately $23,000 with the results documented in the Progress Report by W.G. Timmins dated November 28, 2005.

We are currently up to date with all obligations required to maintain our property holdings in good standing.

Plan of Operation

Our plan of operations for the period until December 31, 2008 is to complete the following objectives within the time periods specified, subject to our obtaining the necessary funding and/or permits for continued exploration of the mineral properties.

The following table summarizes the anticipated exploration expenditures on our current properties for the period until December 31, 2008.

ESTIMATED EXPLORATION BUDGET
	2007	2008	Totals
Sagar Project (includes Ferderber Claims)	5,500,000	7,000,000	12,500,000
Arizona	100,000	500,000	600,000
Finland	500,000	800,000	1,300,000
Other	-	2,000,000	2,000,000
Totals	6,100,000	10,300,000	16,400,000

Sagar Property

The Sagar property is the Company’s primary exploration target as it shows signs of possessing significant grades for both uranium and gold.

Given the encouraging results of the first phase of exploration, Uranium Star has commenced the following geophysical program.  The exploration program is being designed and implemented by GeoVector Management Inc. (GeoVector) of Ottawa, Ontario and Tiaga Consultants Ltd of Calgary, Alberta.

Exploration Program Summary

1.

OBJECTIVES

Eight target areas were identified for further investigation during the summer exploration program.  The main objectives were to "complete the process of project familiarization, to obtain a property-wide layer of chemical information, and to evaluate and prioritize the existing targets, in order to intelligently recommend further work (geophysics/drilling)".  The fieldwork consisted of a water survey (to delineate concealed uranium, gold and copper targets), quaternary investigations, and prospecting/reconnaissance geology.  In conjunction with this fieldwork, a significant amount of time was spent updating the GIS database.  The Sagar camp was refurbished and improved to provide a fully functional base camp, which can accommodate up to 16 field personnel.  For the period to December 31, 2006, we incurred an aggregate of approximately $955,700 for exploration expenses in connection with the Sagar property.

2.

GEOCHEMICAL SAMPLING

Uranium Star’s geochemical consultant was on site from July 25 to August 9, 2006.  He conducted a comprehensive water-sampling program during which a total of 599 samples were collected from narrow streams and small ponds and these have been sent to Activation Laboratories for analysis.

3.

QUATERNARY INVESTIGATIONS

Uranium Star’s quaternary specialist was on site from July 25 to August 11, 2006 during which time he undertook a general overview of the quaternary geology of the horst and environs, including obtaining 136 measurements of ice flow direction.  Particular attention was paid to the Mistamisk boulder field, where he carefully examined the various boulders, and collected eight site till samples as well as nine regional till samples.  These samples have been sent to Overburden Drilling Management in Ottawa for processing (gold grain count, assessment of the heavy metal concentrate, etc.), and the fine fraction has been sent to Activation Laboratories for analysis.

4.

GEOLOGY AND PROSPECTING

Reconnaissance geology and prospecting was conducted over the nine identified targets.  This work enabled GeoVector to become familiar with the geology and mineral showings of the northwestern Romanet Horst, which resulted in the discovery of several new showings and aided in the ongoing development of geological ideas and exploration strategy for the Sagar project.

Approximately 140 rock samples were collected during prospecting and geological reconnaissance.  Samples were collected from both previously known and from newly discovered mineralized showings and boulders.  These samples have similarly been sent to Activation Laboratories, and are being analyzed for a package of over 48 elements, including gold, copper, silver and uranium.

5.

PRIORITY TARGETS

Based on the summer work program a number of the initial targets were prioritized and these are summarized below.

A.

Royal Montreal Target

This target encompasses the Mistamisk boulder field, consisting of in the order of 150 boulders with an average grade of 50 g/t gold and 0.3% uranium (see press release of July 13, 2006).  A Uranium Star assay of a sample from a newly discovered boulder assayed 43.4 g/t gold and 1.45% uranium, confirming the high tenor previously reported from the boulder field.  Investigations into the quaternary geology in and adjacent to the boulder field suggest that the boulders were transported a relatively short distance (less than 5 km) in a north to north-northeast direction.  Gold was panned from the till underlying the boulder field, implying that the mineralized boulders are an integral part of the till, which in turn suggests that the source of the boulders could be determined by persistent examination of the till in three dimensions by utilizing overburden drilling.

B.

Capilano Target

A second priority target is an interpreted northwest-trending structure parallel to the margins of the Romanet Horst, located in the north-central part of the horst and controlling at least two gold-uranium showings-Eagle and Kish.  One possibility is that the mineralization seen on surface represents leakage from an underlying, larger deposit, likely associated with the Archean unconformity at the base of the horst.  Deep drilling would be necessary to test this theory.

C.

Crowbush Target

A major east-northeast trending geophysical discontinuity transects the Romanet Horst in the southern part of the Uranium Star claims.  This structure has not received much previous exploration attention.  New uranium occurrences were discovered along the structure, and new copper occurrences were found close to two previously known small copper showings, one in the western part of the structure and one in the eastern part.  Assays of three uranium grab samples from the eastern part (Paintbrush showing area) produced results ranging from 0.98 to 5.53% copper and 0.12 to 0.21 g/t gold.  Assays from the other occurrences within this structure are pending.

D.

St. George’s Target

The eastern margin of the horst contains a number of polymetallic showings which include i) Osprey (GM) with previous reported grab samples of up to 4.88% uranium oxide (U3O8) and 5.3 g/t gold (different samples); ii) Le Geant (Chibtown), with previous grab samples of up to 2.25% copper (see Press Release of August 15, 2006); iii) Delhi Pacific, where previous drilling intersected 4.2% copper over 7.6 m; iv) Greywolf (Taché Lake), where previous drilling is reported to have intersected 3.5 g/t gold over 1m; v) Redtail (Simon), where highly radioactive felsic dikes cut fine-grained mafic rocks; and several other less significant copper-gold showings.  These showings have all been visited and sampled; assays are pending.

6.

KEY NEW BOULDER FIELD DISCOVERIES

GeoVector’s work also resulted in the discovery of new radioactive boulder fields to the southwest of the Eagle showing and north of the original Mistamisk boulder field.  These will be followed up during the September field program.

7.

SEPTEMBER 2006 EXPLORATION PROGRAM

The September work consisted of 94 km of line cutting on the Osprey and Redtail showings and over new occurrences on the Crowbrush Target.  Radiometrics, magnetics, prospecting and mapping took place over the cut grid areas.  The cut lines will also be used for the planned winter 2007 IP survey.

Exploration Program Highlights.

The spectacular mineralization found in the Mistamisk Boulder Field has fueled an ongoing drive to discover its source.  The Mistamisk Boulder field is approximately 500 x 200 meters in size and contains which contains more than150 boulders.  In reports obtained by Virginia Mines, 70 tested boulders averaged 64.9g/t gold and 1.3% uranium, with values of up to 640 g/t gold and 4.11% uranium.  Uranium Star is the direct beneficiary of the extensive exploration efforts incurred by Hemlo, Inmet, Virginia Mines and LaForge, among others.  These efforts have provided very extensive insights through studies and exploration relating to the location of the Mistamisk Boulder field as well as Sagar property is characterized by an impressive amount of uranium, gold, copper and lead/zinc mineralization of different styles and potential deposit models.  Armed with this historical data, Uranium Star in the summer of 2006 conducted an extensive field exploration program.  The results of this program have provided 600 water samples, with some samples returning high levels of uranium, quaternary work that has confirmed the direction of the ice flow, and the discovery of new highly mineralized uranium boulders to the North and South of the Mistamisk Boulder field.  We now believe that the source area of the boulder field has been identified and is now planning a Winter Program to quantify this conclusion.

Future Programs

Based on the positive and encouraging results from the recent exploration programs, we intend to continue to aggressively explore the Sagar property.  A first stage drill program is now being developed based on all historical results and data for early spring with a second phase of drilling and additional exploration work to follow in the summer of 2007.  The second stage drill program will be based on all compiled results as well as the first stage drilling results.  We intend to spend another $5,500,000 on the Sagar and Ferderber Properties over the next 12 months bringing the cumulative total to $6,500,000.  Actual exploration programs and expenditures will be continually reviewed and approved by the Board of Directors in consultation with Uranium Star’s consultants.

Workman Creek Uranium District Assets - Gila County, Arizona

Based on the initial property assessment and available historical data, the following exploration program is planned for the next 12 to 18 months:

•

compile existing historical data;

•

apply for and obtain required exploration/mining permits from all applicable regulatory bodies;

•

conduct environmental baseline study if required;

•

conduct comprehensive soil, vegetation and water sampling program; and

•

generate geological report summarizing results and outlining next phase of exploration.

An exploration budget of up to $100,000 is allocated for this project over the next 12 months.  Actual exploration programs and expenditures will be continually reviewed and approved by the Board of Directors in consultation with the Corporation’s Geologists.

Finland

Based on the initial property assessment and available historical data, the following exploration program is planned for the next 12 months:

•

compile existing historical data;

•

apply for and obtain required exploration/mining permits from all applicable regulatory bodies;

•

conduct environmental baseline study if required;

•

conduct comprehensive soil, vegetation and water sampling program;

•

generate geological report summarizing results and outlining next phase of exploration; and

•

hire a local or European based Geological Consulting Group to assist in:  geological assessment work, obtaining required permitting, secure drilling contracts, logistical support and to conduct exploration programs under the direction of Tiaga Consultants Inc, the Corporation’s Consulting Geologists.

An exploration budget of up to $500,000 is allocated for this project over the next 12 months.  Actual exploration programs and expenditures will be continually reviewed and approved by the Board of Directors in consultation with the Corporation’s Geologists.

Peter’s Creek

Currently, we do not plan to conduct any significant exploration work on this property.  The Corporation will perform any required work or permitting to ensure the property is kept in good standing.  Actual exploration programs and expenditures will be continually reviewed and approved by the Board of Directors in consultation with the Corporation’s Geologists.

Other Expenses

We anticipate spending approximately $200,000 in ongoing general and administrative expenses per quarter for the next twelve months.  These general and administrative expenses will consist primarily of professional fees for the accounting, audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.  However, the overall general and administration expenses will vary in direct proportion with the level of activity relating to future acquisitions and exploration programs.

Cautionary Note

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

•

our ability to raise additional funding;

•

the market price for gold;

•

the market price for uranium

•

the results of our proposed exploration programs on our mineral properties; and

•

our ability to find joint venture partners for the development of our property interests

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities in the resource sector. Any business opportunity would require our management to perform diligence on possible acquisition of additional resource properties. Such due diligence would likely include purchase investigation costs such as professional fees by consulting geologists, preparation of geological reports on the properties, conducting title searches and travel costs for site visits. It is anticipated that such costs will not be sufficient to acquire any resource property and additional funds will be required to close any possible acquisition.

During this period, we will need to maintain our periodic filings with the appropriate regulatory authorities and will incur legal and accounting costs. In the event no other such opportunities are available and we cannot raise additional capital to sustain operations, we may be forced to discontinue business. We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Results of Operations

We have had no operating revenues since our inception on March 1, 2004 through to the quarter ended December 31, 2006. Our activities have been financed from the proceeds of sales of our common stock.

For the period from inception, March 1, 2004, to December 31, 2006, we incurred total expenses of $14,362,468.  These expenses included $4,264,963 in impairment losses on mineral properties, $378,264 in professional fees, a foreign exchange translation loss of $71,121 and general and administrative expenses of $8,619,094. We also incurred mineral exploration costs of $1,000,777.  We expensed a total of $12,500 for donated services and $6,250 for donated rent both provided by our former President.

Liquidity and Capital Resources

As at December 31, 2006, the Company has working capital of $15,597,518 and accumulated losses of $14,362,468 since our inception.  Assuming we implement our estimated exploration budget as previously discussed, we anticipate having to raise additional funds in the third or fourth quarters of 2008.  However, depending on economic conditions, on any changes in our exploration budget and plan of operation and on facts and circumstances, we may determine to raise additional funds sooner or we may postpone such fund-raising.

Issuances of securities

We have funded our business to date from sales of our common stock.  During the fiscal year ended June 30, 2006 and the six months ended December 31, 2006, the Company completed the following private placements on our securities.

Between July 1, 2005 and March 2006, we issued the following securities:

•

on August 5, 2005, we issued 300,000 shares of common stock with a fair value of $30,300 for the acquisition of mineral claims;

•

on September 1, 2005, we closed on a financing transaction with a group of private investors for gross proceeds of $453,000, having issued (a) an aggregate of 2,265,000 shares of our common stock at a purchase price of $0.60 per share and (b) warrants exercisable for an aggregate of 2,265,000 shares of our common stock at an exercise price of $0.27 per share until September 1, 2007;

•

on January 1, 2006, we granted options to directors and consultants to acquire 1,232,250 shares of our common stock, the options being exercise price of $0.45 per share until January 1, 2008; and

•

on March 23, 2006, we issued 255,000 shares of our common stock upon the exercise of outstanding options, at $0.45 per share and for gross proceeds of $114,750.

The offer and sale of these securities were effected in reliance on the exemptions for sales of securities not involving a public offering, either through Regulation S for non-United States citizens or entities or as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D, based on the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

On April 26, 2006, we issued 5,550,000 shares of common stock to directors, officers and consultants.  Related parties to we received 3,750,000 shares.  The directors, officers and consultants also received 3,650,000 warrants, exercisable at $1.00 per share on or before April 26, 2009.  Related parties to the Company received 1,500,000 of these warrants.  We entered into a price protection option agreement with the directors, officers and consultants to grant them the right to exercise the following option at any time up to April 25, 2007.  On September 27, 2006, we terminated this price protection option agreement.  These securities were issued under Section 4(2) of the Securities Act.

On June 2, 2006, pursuant to our letter agreement with Virginia Mines Inc. with respect to the Sagar property, we issued 2,000,000 shares and 2,000,000 warrants to Virginia.  The warrants are exercisable at $1.00 per share on or before June 1, 2009.  These shares were issued pursuant to Rule 506 of Regulation D under the Securities Act, based on the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

On July 30, 2006, the Company granted options to purchase up to 755,000 shares of the Company’s common shares to certain of the Company’s officers and consultants. The options are exercisable at a price of $0.80 per share and expire on July 31, 2011.

On August 25, 2006, we issued 500,000 common shares in consideration for 19.5 mineral claims located in Finland. These shares were issued in reliance on the exemption for sales of securities not involving a public offering provided under Section 4(2) of the Securities Act.

On September 20, 2006, we entered into a private placement agreement to issue 500,000 share purchase units at $0.50 per unit. Each unit was comprised of one common share and one warrant exercisable for one common share at a price of $0.75 per share for a period of three years from the date of closing. A prepayment of $75,000 was received and the final payment of $175,000 was received on October 12, 2006. The terms of the share subscription agreement were subsequently amended to conform to the same terms and conditions as part of the larger private placement commencing on November 2006. On November 1, 2006, the Company issued 460,000 common shares and 460,000 warrants in connection with the share subscriptions. Each warrant is exercisable at $0.75 per share for a period of two years from the date of issuance.

On September 25, 2006, we raised approximately $179,580 (CAD$200,000) by issuing a promissory note.  On January 4, 2007 we issued 360,000 flow through units at $0.50 per flow through unit on conversion of the promissory note into securities of the Company. One flow through unit consisted of one common share and one warrant. One warrant is exercisable at $0.75 per share for a period of two years from the date of issuance.

In connection with the financing on September 25, 2006, we paid a finder’s fee of CAD$14,000 or 7% of the gross proceeds raised in the form of 25,200 of our common shares.

We completed these issuances of securities in reliance upon the exemption provided by Section 4(2) under the Securities Act for a transaction not involving a public offering and Regulation D promulgated thereunder and pursuant to Regulation S of the Securities Act. All purchasers of common shares pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of, and were not citizens of, the United States. We did not engage in a distribution of this offering in the United States. Each purchaser represented his, her or its intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of these purchasers.

On October 4, 2006, we issued 150,000 shares of common stock and warrants exercisable for 75,000 shares of common stock in connection with our acquisition of mining claims from Mr. Ferderber.  These securities were issued under Section 4(2) of the Securities Act.

On November 27, 2006, the Company granted options to purchase up to 2,000,000 shares of the Company’s common stock to certain of the Company’s officers and consultants. The options are exercisable at a price of $0.85 per share and expire on November 26, 2011.

On December 15, 2006, we issued 1,450,000 shares of common stock to directors, officers and consultants at a fair value of $783,000.  Related parties to the Company received 1,075,000 shares.  These shares were issued in reliance on the exemption for sales of securities not involving a public offering as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and Section 4(6) of the Securities Act.

Between November 1, 2006 and December 31, 2006, the Company closed private placements comprising 9,480,000 flow through share units and 14,590,000 share units for gross proceeds aggregating $12,035,000.  An additional 2,885,000 share units were subscribed for and issued, for which proceeds of $1,442,500 were received subsequent to December 31, 2006. The units were subscribed for with the following terms:

(i)  each flow through share unit consists of one common share and one half warrant. Each whole warrants arising from flow through share subscription is exercisable at $0.75 for one common share of the Company for a period of two years from the date of issuance; and

(ii)  each share unit consists of one common share and one whole warrant which is exercisable at $0.75 for one common share of the Company for a period of two years from the date of issuance.

In connection with the above offering, the Company paid a cash commission of $327,708, issued to brokers and agents 768,250 common shares in consideration for services totaling $668,903,  and issued to brokers and agents 1,202,150 broker warrants with an assigned value as calculated using the Black Scholes model of $778,784  as part as the cost of issue.

Between November 1, 2006 and December 31, 2006, the Company entered into various share subscription agreements for 1,355,000 flow through units and 5,430,000 of non flow through units pursuant to the terms described above.  As at February 6, 2007, all monies relating to these share units had been received and common shares and share purchase warrants were issued subsequent to the end of the quarter.

We issued these securities outside the United States in reliance upon the exclusion from registration provided by Rule 903 of Regulation S promulgated pursuant to the Securities Act.

On February 19, 2007, pursuant to our letter agreement with Virginia Mines Inc. with respect to the Sagar property, we issued 1,000,000 shares and 1,000,000 warrants to Virginia.  The warrants are exercisable at a price equal to the weighted average closing price for our common stock for the 20 trading days preceding the date of grant.  The warrants have a term of two years.  These shares were issued pursuant to Rule 506 of Regulation D under the Securities Act, based on the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

We anticipate that additional funding for our operations will be raised in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock for additional phases of exploration. We believe that debt financing will not be an alternative for funding additional phases of exploration. We do not have any arrangements in place for any future equity financing.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration and our venture will fail.

Foreign exchange matters

We hold a significant portion of our cash reserves in Canadian dollars. Due to foreign exchange rate fluctuations, the value of these Canadian dollar reserves can result in both translation gains or losses in US dollar terms. If there was to be a significant decline in the Canadian dollar versus the US Dollar our US dollar cash position would also significantly decline. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations. Such foreign exchange declines could cause us to experience losses.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Non-Equity Incentive Plan Compen-sation $	Change in Pension Value and Nonqualified Compensation Earnings $	All Other Compen- sation $	Total
Thornton J.	2004(2)	--	--	--	--	-	--	--
Donaldson,	2005	--	--	--	--	--	--	--
President(1)	2006	--	--	--	--	--	--	--
Jeff Murdock,	2004(2)	--	--	--	--	--	--	--
Director(3)	2005			--
	2006	--	--	--	--	--	--	--
J.A. Kirk McKinnon, Director, President &CEO	2006	5,000	--	960,000 (4)	530,000 (5)	--	--	--
Richard E. Schler, Director, Vice President & CFO	2006	5,000	--	825,000 (4)	477,000 (5)	--	--	--
William Nielsen, Director	2006	--	--	180,000 (4)	132,500 (5)	--	--	--

(1)

Appointed President on March 3, 2004; served until April 26, 2006.

(2)

Served as director for the period from inception on March 1, 2004 to April 26, 2006.

(3)

Appointed Secretary on March 17, 2004.  Served until April 26, 2006.

(4)

Represented by shares valued at $0.60 per share (after applying a 50% discount to quoted market price) issued to companies controlled by or affiliated with these individuals.

(5)

Represented by warrants valued at $0.53 per warrant, using the Black-Scholes option pricing model.

Since our inception, none of our directors have received monetary compensation for their service on our Board.

Options and Stock Appreciation Rights Grant Table

There were no grants of stock options to the Named Executive Officers during the fiscal year ended June 30, 2006.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

On March 8, 2006, the Company filed a Form S-8 Registration Statement in connection with its newly adopted 2006 Stock Option Plan (the "2006 Plan") allowing for the direct award of shares or granting of stock options to acquire up to a total of 2,000,000 common shares.  On January 1, 2006, the Company granted stock options to acquire 1,235,250 common shares at an exercise price of $0.45 per share exercisable to January 1, 2008.

The following table summarizes the continuity of the Company’s stock options:

	Number of Shares	Weighted average exercise price $

Outstanding, June 30, 2005	–	–
Granted	1,235,250	0.45
Exercised	(255,000)	0.45
Expired	–	–

Outstanding, June 30, 2006	980,250	0.45

No stock options were granted to directors and officers during the fiscal year ended June 30, 2006.

Long-Term Incentive Plan Awards Table

We do not have any Long-Term Incentive Plans.

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with any of our executive officers.  In the future, we intend to enter into employment agreements with our executive officers.

Yukon Resources Corp.

(An Exploration Stage Company)

June 30, 2006

Index

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheets

F-2

Statements of Operations

F-3

Statements of Cash Flows

F-4

Statement of Stockholders’ Equity

F-5

Notes to the Financial Statements

F-6

Report of Independent Public Accounting Firm

To the Board of Directors and Stockholders of

Yukon Resources Corp. (An Exploration Stage Company)

We have audited the accompanying balance sheets of Yukon Resources Corp. (An Exploration Stage Company) as of June 30, 2006 and 2005 and the related statements of operations, cash flows and stockholders’ equity for the years then ended and accumulated for the period from March 1, 2004 (Date of Inception) to June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yukon Resources Corp. (An Exploration Stage Company) as of June 30, 2006 and 2005, and the results of its operations and its cash flows for the years then ended and accumulated for the period from March 1, 2004 (Date of Inception) to June 30, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or profitable operations since inception and will need equity financing to begin realizing upon its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

September 8, 2006

Yukon Resources Corp.

(An Exploration Stage Company)

Balance Sheets

(Expressed in US dollars)

	June 30, 2006 $	June 30, 2005 $

ASSETS

Current Assets

Cash	555,817	31,199
Prepaid expenses	7,060	1,271

Total Current Assets	562,877	32,470

Property and Equipment (Note 3)	1,557	–

Total Assets	564,434	32,470

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	77,640	1,011
Accrued liabilities	–	4,500
Due to related parties	14,109	–

Total Liabilities	91,749	5,511

Commitments (Notes 1 and 9)
Subsequent Events (Note 11) \

Stockholders’ Equity

Common Stock, 75,000,000 shares authorized, $0.001 par value 27,455,000 shares issued and outstanding (2005 - 17,085,000 shares)	27,455	17,085

Additional Paid-in Capital	9,813,288	44,365

Common Stock Subscribed	255,000	–

Donated Capital (Note 4)	20,750	14,000

Deficit Accumulated During the Exploration Stage	(9,643,808)	(48,491)

Total Stockholders’ Equity	472,685	26,959

Total Liabilities and Stockholders’ Equity	564,434	32,470

(The accompanying notes are an integral part of these financial statements.)

Yukon Resources Corp.

(An Exploration Stage Company)

Statements of Operations

(Expressed in US dollars)

	Accumulated from
	March 1, 2004	For the	For the
	(Date of Inception)	Year Ended	Year Ended
	to June 30,	June 30,	June 30,
	2006	2006	2005
	$	$	$

Revenue	–	–	–

Expenses

Advertising	8,720	8,720	–
Amortization	445	445	–
Donated services and expenses (Note 4)	18,750	6,750	9,000
Foreign currency transaction gain	(5,540)	(332)	(4,429)
General and administrative	5,700,868	5,692,581	8,217
Impairment loss on mineral properties	3,711,117	3,709,417	–
Mineral exploration	88,859	83,868	4,991
Professional fees	120,589	93,868	20,721

Total Expenses	9,643,808	9,595,317	38,500

Net Loss	(9,643,808)	(9,595,317)	(38,500)

Net Loss Per Share – Basic and Diluted	–	(0.48)	(0.01)

Weighted Average Shares Outstanding		19,832,000	5,695,000

(The accompanying notes are an integral part of these financial statements.)

Yukon Resources Corp.

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

	Accumulated From	For the	For the
	March 1, 2004	Year	Year
	(Date of Inception)	Ended	Ended
	To June 30,	June 30,	June 30,
	2006	2006	2005
	$	$	$

Operating Activities

Net loss	(9,643,808)	(9,595,317)	(38,500)

Adjustments to reconcile net loss to net cash used in operating activities
Amortization	445	445	–
Donated services and expenses	20,750	6,750	9,000
Foreign currency translation gain	–	–	–
Impairment loss on mineral properties	3,711,117	3,709,417	–
Stock-based compensation	5,558,626	5,558,626	–

Change in operating assets and liabilities
Prepaid expenses	(7,060)	(5,789)	(1,271)
Accounts payable and accrued liabilities	77,640	72,129	1,511
Due to related parties	14,109	14,109	–

Net Cash Used In Operating Activities	(268,181)	(239,630)	(29,260)

Investing Activities

Mineral property acquisition costs	(54,000)	(54,000)	–
Purchase of property and equipment	(2,002)	(2,002)	–

Net Cash Used In Investing Activities	(56,002)	(56,002)	–

Financing Activities

Proceeds from share subscriptions received	255,000	255,000	–
Proceeds from issuance of common stock, net	625,000	565,250	–

Net Cash Provided By Financing Activities	880,000	820,250	–

Increase (Decrease) in Cash	555,817	524,618	(29,260)

Cash - Beginning of Year	–	31,199	60,459

Cash - End of Year	555,817	555,817	31,199

Non-cash Investing and Financing Activities
Issuance of common stock for mineral property	1,732,000	1,730,300	–
Issuance of common stock for services	3,330,000	3,330,000	–

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these financial statements.)

Yukon Resources Corp.

(An Exploration Stage Company)

Statement of Stockholders’ Equity

For the Period from March 1, 2004 (Date of Inception) to June 30, 2006

(Expressed in US dollars)

						Deficit
						Accumulated
			Additional	Common		During the
			Paid-in	Stock	Donated	Exploration
	Shares	Amount	Capital	Subscribed	Capital	Stage	Total
	#	$	$	$	$	$	$

Balance – March 1, 2004 (Date of Inception)	–	–	–	–	–	–	–

Issuance of common shares for cash

- at $0.01/share	7,500,000	7,500	17,500	–	–	–	25,000
- at $0.05/share	2,085,000	2,085	32,665	–	–	–	34,750

Issuance of common stock for mineral property	7,500,000	7,500	(5,800)	–	–	–	1,700

Donated services and expenses	–	–	–	–	5,000	–	5,000

Net loss for the period	–	–	–	–	–	(9,991)	(9,991)

Balance – June 30, 2004	17,085,000	17,085	44,365	–	5,000	(9,991)	56,459

Donated services and expenses	–	–	–	–	9,000	–	9,000

Net loss for the year	–	–	–	–	–	(38,500)	(38,500)

Balance – June 30, 2005	17,085,000	17,085	44,365	–	14,000	(48,491)	26,959

Issuance of common shares for cash

- at $0.20/share	2,265,000	2,265	448,235	–	–	–	450,500

Issuance of common shares at $.45/share pursuant to exercise of stock options	255,000	255	114,495	–	–	–	114,750

Issuance of common shares for mineral properties

- at $0.101/share	300,000	300	30,000	–	–	–	30,300
- at $0.85/share (Note 6(a))	2,000,000	2,000	1,698,000	–	–	–	1,700,000

Issuance of common shares for services

- at $0.60/share (Note 6(c))	5,550,000	5,550	3,324,450	–	–	–	3,330,000

Common stock subscribed	–	–	–	255,000	–	–	255,000

Fair value of warrants issued	–	–	1,925,117	–	–	–	1,925,117

Stock-based compensation	–	–	2,228,626	–	–	–	2,228,626

Donated services and expenses	–	–	–	–	6,750	–	6,750

Net loss for the year	–	–	–	–	–	(9,595,317)	(9,595,317)

Balance – June 30, 2006	27,455,000	27,455	9,813,288	255,000	20,750	(9,643,808)	472,685

(The accompanying notes are an integral part of these financial statements.)

Yukon Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

June 30, 2006

1.

Exploration Stage Company

The Company was incorporated in the State of Nevada on March 1, 2004. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. As at June 30, 2006, the Company has never generated any revenue and has accumulated losses of $9,643,808 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company filed an SB-2 Registration Statement with the United States Securities and Exchange Commission that was declared effective February 7, 2005, to register 3,195,000 shares of common stock for resale by existing shareholders of the Company. The Company did not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is June 30.

b)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2006 and 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

(The accompanying notes are an integral part of these financial statements.)

Yukon Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

June 30, 2006

2.

Summary of Significant Accounting Policies (continued)

f)

Property and Equipment

Property and equipment is stated at cost, less accumulated amortization, and consists of computer hardware. Amortization of computer hardware is computed using the straight-line method over three years.

g)

Mineral Property Costs

The Company has been in the exploration stage since its inception on March 1, 2004, and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

h)

Long-lived Assets

In accordance with the Financial Accounting Standards Board (“FASB”) SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

i)

Financial Instruments

Financial instruments, which include cash, prepaid expenses, accounts payable, accrued liabilities and amounts due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

j)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

k)

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations

(The accompanying notes are an integral part of these financial statements.)

Yukon Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

June 30, 2006

2.

Summary of Significant Accounting Policies (continued)

l)

Stock-based Compensation

Prior to January 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” using the intrinsic value method of accounting, under which compensation expense was only recognized if the exercise price of the Company’s employee stock options was less than the market price of the underlying common stock on the date of grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R “Share Based Payments”, using the modified retrospective transition method. The Company had not issued any stock options or share based payments prior to January 1, 2006. Accordingly, there was no effect on the Company’s reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

m)

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Integration No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In February, 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and in March 2006, the FASB issued SFAS No. 156 “Accounting for Servicing of Financial Assets”, but they will not have any relationship to the operations of the Company. Therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard did not have a material effect on the Company’s results of operations or financial position.

3.

Property and Equipment

	Cost $	Accumulated Amortization $	June 30, 2006 Net carrying value $	June 30, 2005 Net carrying value $

Computer hardware	2,002	445	1,557	–

4.

Related Party Balances/Transactions

a)

During the year ended June 30, 2006, the Company recognized a total of $4,500 (2005 – $6,000) for donated services at $500 per month and $2,250 for donated rent (2005 – $3,000) at $250 per month provided by the former President of the Company for the period ended April 30, 2006. Effective May 1, 2006, the Company incurs $1,340 (CAD$1,500 per month) to a related company for office administration and rent expense, on a month-to-month basis. Total rent expense for the year ended June 30, 2006 was $4,929 (2005 - $3,000).

(The accompanying notes are an integral part of these financial statements.)

Yukon Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

June 30, 2006

4.

Related Party Balances/Transactions (continued)

b)

During the year ended June 30, 2006, the Company issued a total of 3,750,000 shares of common stock to directors, officers and a relative of a director for services. The shares were valued at $0.60, the estimated market value after applying a 50% discount to the quoted market price due to the long-term restrictive nature of the shares issued, and $2,250,000 was expensed and classified as general and administrative expense.

c)

During the year ended June 30, 2006, the Company incurred a total of $35,540 (2005 - $NIL) in consulting fees to directors, officers and a relative of a director.

d)

The Company entered into a mineral property agreement and several trust agreements with the former President of the Company. Refer to Note 5(a).

5.

Mineral Properties

a)

The Company entered into an agreement dated May 14, 2004 with the former President of the Company to acquire a 100% interest in seven mineral claims located in the Cariboo Mining Division, British Columbia, Canada, in consideration for the issuance of 7,500,000 shares of common stock. The claims are registered in the name of the former President, who has executed several trust agreements whereby the former President agreed to hold the claims in trust on behalf of the Company. The cost of the mineral property was initially capitalized. At June 30, 2004, the Company recognized an impairment loss of $1,700, as it had not been determined whether there were proven or probable reserves on the property.

b)

The Company entered into an agreement dated August 1, 2005 to acquire a 100% interest in two mineral claims located in the Cariboo Mining Division, British Columbia, Canada, in consideration for $4,000 (paid) and the issuance of 300,000 shares of common stock (issued) with a fair value of $30,300. The cost of the mineral property was initially capitalized. At September 30, 2005, the Company recognized an impairment loss of $34,300, as it has not yet been determined whether there are proven or probable reserves on the property.

c)

The Company entered into a letter of intent dated February 10, 2006 for an option to acquire a 75% interest in four mineral properties located in Gila County, Arizona. The letter of intent is to be replaced by a formal joint venture agreement (the “JV Agreement”). The Company also has a first right of refusal to acquire seven mineral claims contiguous to one of the properties. To exercise its option, the Company must:

i)

Issue 1,000,000 shares of common stock prior to March 10, 2006;

ii)

Issue 500,000 share purchase warrants prior to March 10, 2006, exercisable at 20% below the Company’s market share price on the date of issuance for a period of five years;

iii)

Register the above common shares and share purchase warrants by filing a Form SB-2 Registration Statement with the Securities and Exchange Commission within 14 days of entering into the JV Agreement;

iv)

Pay $50,000 by March 10, 2006;

v)

Incur an aggregate of $500,000 in exploration expenditures on the properties on or before the first anniversary date of the JV Agreement; and

vi)

Incur a minimum of $150,000 in exploration expenditures on each property on or before the second anniversary date of the JV Agreement.

During the year ended June 30, 2006, the Company did not make any of the above payments or issue any of the above equity securities under this agreement. Both parties agreed to extend the terms of the option indefinitely, however, on May 29, 2006, the Company terminated the letter of intent to acquire the mineral properties.

d)

The Company entered into a letter of intent dated March 10, 2006, for an option to acquire a 100% interest in 20 mineral claims located in Finland. The letter of intent is to be replaced by a formal agreement. The vendor has filed claim reservation applications for certain areas, subject to approval by Finnish authorities. The Company will acquire the exclusive right to stake claims on the reserved areas by making the following payments: a non-refundable cash payment $10,000 on or before March 31, 2006 (paid); and a further cash payment of $40,000 upon the exercise the option (paid). The option expires within 15 business days of notification of approval by the Finnish authorities of the claim reservation properties. Upon the exercise of the option, the Company agreed to issue 100,000 common shares plus an additional 2,000 common shares per kilometre of claim acquired, as a finder’s fee. The cost of the mineral property was initially capitalized. During the year ended June 30, 2006, the Company recognized an impairment loss of $50,000, as it has not yet been determined whether there are proven or probable reserves on the property. On August 25, 2006, the Company issued 500,000 shares of common stock in connection with this property.

(The accompanying notes are an integral part of these financial statements.)

Yukon Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

June 30, 2006

5.

Mineral Properties (continued)

e)

The Company entered into a binding letter of intent dated May 2, 2006, for an option to acquire a 75% interest in 200 claims located in northern Quebec, Canada. The vendor has the right and option to sell an additional 25% undivided interest in the property. This agreement is subject to a royalty agreement dated May 27, 1992, as amended November 3, 1993. The vendor had acquired a 100% interest in the property, subject to a 1% NSR on certain claims, and a 0.5% NRS on other claims. The vendor has the right to buy back half of the 1% NSR for $200,000 and half of the 0.5% NSR for $100,000. In order to exercise its option, the Company must issue 2,000,000 shares of common stock on or before May 15, 2006 (issued), issue 2,000,000 warrants on or before May 15, 2006 (issued), exercisable at $1.00 per share on or before June 1, 2009; and incur aggregate exploration expenditures in the amount of $2,000,000 on the property on or before August 31, 2008 (the “Earn-In” period). As at June 30, 2006, the Company issued 2,000,000 shares of common stock and warrants relating to the agreement, an incurred aggregate exploration expenditures of $61,390. During the Earn-In period, the vendor will have the additional option to sell its remaining 25% for 1,000,000 common shares and 1,000,000 warrants of the Company. During the year ended June 30, 2006, the Company recognized an impairment loss of $3,625,117, as it has not yet been determined whether there are proven or probable reserves on the property.

6.

Common Stock

a)

On June 2, 2006, pursuant to a mineral property agreement described in Note 5(e), the Company issued 2,000,000 shares and 2,000,000 warrants to the Vendor of the property. The shares were valued at an estimated fair market value of $0.85 per share after applying a 50% discount to the quoted market price due to the long-term restrictive nature of the shares issued. The warrants are exercisable at $1.00 per share on or before June 1, 2009 and have been valued using the Black Scholes option pricing model with an expected dividend yield of 0%, risk-free rate of 5.10%, expected volatility of 88%, and expected life of 3 years. The recorded fair value of $1,925,117 is initially classified as mineral property acquisition costs. At June 30, 2006, the Company recognized an impairment loss of $3,625,117.

b)

Between May 17 and June 2, 2006, the Company entered into various share subscription agreements for 255,000 units at a price of $1.00 per unit for proceeds of $255,000. Each unit consists of one share of common stock and one share purchase warrant. Each warrant will be exercisable at a price of $1.25 per share for a period of 2 years from the date of issuance. At June 30, 2006, these shares and warrants were not yet issued.

c)

On April 26, 2006, the Company issued 5,550,000 shares of common stock to directors, officers and consultants at a fair value of $3,330,000. The shares were valued at an estimated fair market value of $0.60 per share after applying a 50% discount to the quoted market price due to the long-term restrictive nature of the shares issued. Related parties to the Company received 3,575,000 shares. The directors, officers and consultants also received 3,650,000 warrants, exercisable at $1.00 per share on or before April 26, 2009. These warrants have been recorded at a value of $1,919,072 and classified as general and administrative expense on the statement of operations. The warrants were valued using the Black Scholes option-pricing model with an expected dividend yield of 0%, risk-free rate of 5.10%, expected volatility of 82%, and expected life of 1.0 to 1.5 years. Related parties to the Company received 2,400,000 of these warrants. The Company entered into a price protection option agreement with the directors, officers and consultants to grant them the right to exercise the following option at any time up to April 25, 2007 (the “Termination Date”). If at any time between the issue date and the Termination Date, the 20-day average closing share price is 25% less than the issue price ($1.20), then the directors, officers and consultants will be granted additional securities. The amount of additional shares and warrants to be issued will be calculated by multiplying the original shares and warrants issued by the percentage difference between the issue price ($1.20) and the option price. The exercise price of the warrants would be at the previous day closing share price on the date the option is exercised. The option price is defined as the previous 20-day closing share price on the date the option is exercised. Refer to Note 11.

d)

On March 23, 2006, the Company issued 255,000 shares upon the exercise of stock options at $0.45 per share for cash proceeds of $114,750.

e)

On September 26, 2005, the Company completed a forward stock split on the basis of three new shares of common stock in exchange for every one old shares of common stock outstanding. All per share amounts have been retroactively restated to reflect the forward stock split.

(The accompanying notes are an integral part of these financial statements.)

Yukon Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

June 30, 2006

6.

Common Stock (continued)

f)

On September 1, 2005, the Company completed a private placement offering consisting of 2,265,000 split-adjusted units of the Company at a purchase price of $0.20 per unit for proceeds of $450,500 after issue costs of $2,500. Each unit consisted of one common share of the Company and one share purchase warrant. Each warrant may be exercised on or before September 1, 2007 at a price of $0.27 per share.

g)

On August 5, 2005, the Company issued 300,000 split-adjusted shares of common stock with a fair value of $30,300 for the acquisition of mineral claims. Refer to Note 5(b)

7.

Stock Options and Warrants

a)

Stock Options

Effective March 8, 2006, the Company filed a Form S-8 Registration Statement in connection with its newly adopted 2006 Stock Option Plan (“the “2006 Plan”) allowing for the direct award of shares or granting of stock options to acquire up to a total of 2,000,000 common shares. On January 1, 2006, the Company granted stock options to acquire 1,235,250 common shares at an exercise price of $0.45 per share exercisable to January 1, 2008. The fair value for options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted during the year ended June 30, 2006, was $0.25. During the year ended June 30, 2006, the Company recorded stock-based compensation of $309,554 as general and administrative expense.

The following table summarizes the continuity of the Company’s stock options:

	Number of Shares	Weighted average exercise price $

Outstanding, June 30, 2005	–	–
Granted	1,235,250	0.45
Exercised	(255,000)	0.45
Expired	–	–

Outstanding, June 30, 2006	980,250	0.45

Additional information regarding options outstanding as at June 30, 2006 is as follows:

	Outstanding			Exercisable
Exercise prices	Number of shares	Weighted average remaining contractual life (years)	Weighted average exercise price	Number of shares	Weighted average exercise price

$ 0.00 – $ 0.45	980,250	1.51	$ 0.45	980,250	$ 0.45

The weighted average assumptions used are as follows:

	Years Ended
	June 30, 2006 $	June 30, 2005 $

Expected dividend yield	0%	–
Risk-free interest rate	4.29%	–
Expected volatility	123%	–
Expected option life (in years)	1.0	–

(The accompanying notes are an integral part of these financial statements.)

Yukon Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

June 30, 2006

7.

Stock Options and Warrants (continued)

b)

Warrants

The following table summarizes the continuity of the Company’s warrants:

	Number of Warrants	Weighted average exercise price $

Balance, June 30, 2005	–	–
Issued	5,650,000	1.00
Exercised	–	–

Outstanding, June 30, 2006	5,650,000	1.00

At June 30, 2006, the following share purchase warrants were outstanding:

Number of Warrants	EXERCISE PRICE	BEXPIRY DATE

3,650,000	$1.00	April 26, 2009
2,000,000	$1.00	June 1, 2009

5,650,000

8.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $407,000, which commence expiring in 2026. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the years ended June 30, 2006 and 2005, the valuation allowance established against the deferred tax assets increased by $130,900 and $10,431, respectively.

The components of the net deferred tax asset at June 30, 2006 and 2005 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

	June 30, 2006 $	June 30, 2005 $

Net Operating Losses	407,000	33,000

Statutory Tax Rate	35%	35%

Effective Tax Rate	–	–

Deferred Tax Asset	142,450	11,550

Valuation Allowance	(142,450)	(11,550)

Net Deferred Tax Asset	–	–

(The accompanying notes are an integral part of these financial statements.)

Yukon Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

June 30, 2006

9.

Commitments

a)

On March 10, 2006, the Company entered into an option agreement to earn a 75% interest in 200 mineral claims described in Note 5(e) located in northern Quebec, Canada. To earn the rights for this 75%, the Company must expend $2,000,000 on the property by August 31, 2008. During the Earn-In period, the vendor will have the additional option to sell its remaining 25% for 1,000,000 common shares and 1,000,000 warrants of the Company.

b)

On March 10, 2006, the Company entered into a letter of intent to earn a 100% interest in 20 mineral claims described in Note 5(d) located in Finland. The letter of intent is to be replaced by a formal agreement. To earn the rights for this 100%, the Company will make the following payments: a non-refundable cash payment $10,000 on or before March 31, 2006 (paid); and a further cash payment of $40,000 upon the exercise the option (paid). The Company also agreed to issue 100,000 common shares plus an additional 2,000 common shares per kilometre of claim acquired, as a finder’s fee. On August 25, 2006, the Company issued 500,000 shares of common stock in connection with this property.

10.

Loss Per Share

Basic and diluted loss per share is computed using the weighted average number of common shares outstanding. Diluted EPS and the weighted average number of common shares exclude all dilutive potential shares since their effect is anti dilutive. Shares underlying these securities totalled 6,630,250 as of June 30, 2006.

11.

Subsequent Events

a)

On August 9, 2006, the Company acquired sixty-nine mineral claims located within the Workman Creek Uranium District of central Arizona, and paid $31,889 in staking costs.

b)

On August 15, 2006, the Company acquired an additional nineteen mineral claims contiguous to the mineral claims described in Note 5(e) in northern Quebec, Canada. The Company issued 150,000 common shares, issued 75,000 warrants and paid $6,000 for this acquisition.

c)

On August 21, 2006, the Company cancelled 25,000 common shares and refunded $25,000 to a shareholder pursuant to the private placement dated May 25, 2006.

d)

On July 30, 2006, the Company granted 755,000 stock options to officers and consultants of the Company at a price of $0.80 per share, expiring July 31, 2011.

e)

On July 28, 2006, the 20 day closing share price of the Company’s common stock was $0.88 being more than 25% lower than the Issue Price of $1.20, and in accordance with the Price Protection Option Agreement described in note 6(c), directors, officers and consultants are eligible to be granted an additional 1,480,000 shares and an additional 973,333 warrants. On September 26, 2006, the 20 day closing share price of the Company’s common stock was $0.76, and accordingly, the directors, officers and consultants are eligible to be granted an additional 2,035,000 shares and 1,338,333 warrants. As of September 27, 2006, the Company terminated the Price Protection Option Agreement.

f)

On August 25, 2006, the Company issued 500,000 shares of common stock pursuant to the Finnish mineral property agreement, as described in Notes 5(d) and 9(b).

(The accompanying notes are an integral part of these financial statements.)

Financial Statement for the Six Months Ended December 31, 2006

Balance Sheets

(unaudited)

F-15

Statements of Operations (unaudited)

F-16

Statements of Cash Flows (unaudited)

F-17

Notes to the Financial Statements (unaudited)

F-18

Uranium Star Corp.

(Formerly Yukon Resources Corp.)

(An Exploration Stage Company)

Interim Balance Sheets

(Expressed in US dollars)

(Unaudited)

	December 31,	June 30,
	2006	2006
	$	$
ASSETS
Current Assets
Cash and term deposit	11,792,727	555,817
Stock subscriptions receivable (Note 6 (h))	4,142,500	-
Prepaid expenses	-	7,060
Exploration contract advances	51,438	-
Taxes recoverable	35,890	-
Total Current Assets	16,022,555	562,877
Computer Equipment (Note 3)	1,223	1,557
Total Assets	16,023,778	564,434
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	48,895	77,640
Accrued liabilities	374,642	-
Due to related parties (Note 4 (c))	1,500	14,109
Total Liabilities	425,037	91,749
Commitments (Note 8)
Subsequent events (Note 9)
Stockholders' Equity
Common Stock, 125,000,000 shares authorized (June 30, 2006 - 75,000,000), $0.001
par value, 57,593,250 shares issued and outstanding (June 30, 2006 - 27,455,000 shares)	57,593	27,455
Additional Paid-in Capital	26,080,366	9,813,288
Common stock subscribed (Note 6 (a), (d) and (h))	3,802,500	255,000
Donated Capital (Note 4(a))	20,750	20,750
Deficit Accumulated During the Exploration Stage	(14,362,468)	(9,643,808)
Total Stockholders' Equity	15,598,741	472,685
Total Liabilities and Stockholders' Equity	16,023,778	564,434

Uranium Star Corp.

(Formerly Yukon Resources Corp.)

(An Exploration Stage Company)

Interim Statements of Operations

(Expressed in US dollars)

(Unaudited)

	Accumulated From	For the		For the
	March 1, 2004	three months		six months
	(Date of Inception)	Ended		Ended
	To December 31	December 31		December 31
	2006	2006	2005	2006	2005
	$	$	$	$	$
Revenue	-	-	-	-	-
Expenses
Advertising	8,720	-	-	-	-
Amortization	779	167	111	334	111
Donated services and expenses (Note 4(a))	18,750	-	2,250	-	4,500
Foreign currency transaction loss (gain)	71,121	72,443	95	76,661	(1,207)
General and administrative	8,619,094	2,242,294	8,029	2,913,199	10,276
Impairment loss on mineral properties	4,264,963	-	-	553,846	64,000
Mineral exploration	1,000,777	243,394	22,480	911,918	22,480
Professional fees	378,264	173,430	11,250	262,702	19,250
Total expenses	14,362,468	2,741,782	44,215	4,718,660	119,410
Net loss	(14,362,468)	(2,741,782)	(44,215)	(4,718,660)	(119,410)
Net Loss per Share - Basic and Diluted		($0.08)	($0.00)	($0.15)	($0.00)
Weighted Average Shares Outstanding		34,293,321	19,650,000	30,955,682	17,085,000

Uranium Star Corp.

(Formerly Yukon Resources Corp.)

Interim Statements of Cash Flows

(Expressed in US dollars)

(Unaudited)

	Accumulated from	For the	For the
	March 1, 2004	Six months	Six months
	(Date of Inception)	Ended	Ended
	To December 31,	December 31,	December 31,
	2006	2006	2005
	$	$	$
Operating Activities
Net loss	(14,362,468)	(4,718,660)	(119,410)
Adjustments to reconcile net loss to net cash
used in operating activities
Amortization	779	334	111
Donated services and expenses	20,750	-	4,500
Impairment loss on mineral properties	4,264,963	553,846	60,000
Stock and performance based compensation	8,293,581	2,734,955	-
Change in operating assets and liabilities
Prepaid expenses	-	7,060	736
Accounts payable and accrued liabilities	64,595	(13,045)	21,350
Due to related parties	1,500	(12,609)	-
Taxes recoverable	(35,890)	(35,890)	-
Exploration advances	(51,438)	(51,438)	-
Net Cash Used In Operating Activities	(1,803,628)	(1,535,447)	(32,713)
Investing Activities
Mineral property acquisition costs	(59,386)	(5,385)	-
Purchase of property and equipment	(2,001)	-	(2,001)
Net Cash Used In Investing Activities	(61,387)	(5,385)	(2,001)
Financing Activities
Proceeds from share subscriptions received	820,450	820,450	-
Proceeds from issuance of common stock, net	12,837,292	11,957,292	450,500
Net Cash Provided By Financing Activities	13,657,742	12,777,742	450,500
Increase in Cash	11,792,727	11,236,910	415,786
Cash - Beginning of Year	-	555,817	31,199
Cash - End of Year	11,792,727	11,792,727	446,985
Non-cash Investing and Financing Activities
Issuance of common stock for mineral property	2,285,846	548,461	60,000
Issuance of common stock for services	4,113,000	783,000	-
Supplemental Disclosures
Interest paid	-	-	-
Income taxes paid	-	-	-

Uranium Star Corp.

(An Exploration Stage Company

Notes to the Financial Statements

December 31, 2006

(Unaudited)

1.

Exploration Stage Company

The business was incorporated in the State of Nevada on March 1, 2004 as Yukon Resources Corp., changing its name on December 22, 2006 to Uranium Star Corp. (the "Company").    The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7 "Accounting and Reporting by Development Stage Enterprises". The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at December 31, 2006, the Company has never generated any revenue and has accumulated losses of $14,362,468 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars.  The Company's fiscal year end is June 30.

b)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. Basic and diluted loss per share is computed using the weighted average number of common shares outstanding.  Diluted EPS and the weighted average number of common shares exclude all dilutive potential shares since their effect is anti dilutive. Shares underlying these securities totaled approximately 28,862,150 as of December 31, 2006.

d)

Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Uranium Star Corp.

(An Exploration Stage Company

Notes to the Financial Statements

December 31, 2006

(Unaudited)

2.

Summary of Significant Accounting Policies (continued)

e)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)

Computer Equipment

Computer equipment is stated at cost, less accumulated amortization, and consists of computer hardware. Amortization of computer hardware is computed using the straight line method over three years.

g)

Mineral Property Costs

The Company has been in the exploration stage since its inception on March 1, 2004, and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04 02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units of production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

h)

Long Lived Assets

In accordance with the Financial Accounting Standards Board ("FASB") SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets", the carrying value of intangible assets and other long lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

i)

Financial Instruments

Financial instruments, which include cash, taxes recoverable, accounts payable and amounts due to related parties, were estimated to approximate their carrying values due to the immediate or short term maturity of these financial instruments. The Company's operations are in Canada which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

j)

Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

k)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Uranium Star Corp.

(An Exploration Stage Company

Notes to the Financial Statements

December 31, 2006

(Unaudited)

2.

Summary of Significant Accounting Policies (continued)

l)

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

m)

Stock Based Compensation

Prior to January 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" using the intrinsic value method of accounting, under which compensation expense was only recognized if the exercise price of the Company's employee stock options was less than the market price of the underlying common stock on the date of grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R "Share Based Payments", using the modified retrospective transition method. The Company had not issued any stock options or share based payments prior to January 1, 2006. Accordingly, there was no effect on the Company's reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

n)

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109". FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"; to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets"; to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value a

Uranium Star Corp.

(An Exploration Stage Company

Notes to the Financial Statements

December 31, 2006

(Unaudited)

2.

Summary of Significant Accounting Policies (continued)

impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

n)

Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

3.

Computer Equipment

		Accumulated	December 31	June 30
			2006	2006
	Cost	Amortization	Net carrying value
	$	$	$	$
Computer equipment	2,001	778	1,223	1,557

4.

Related Party Balances/Transactions

a)

For the six months ended December 31, 2006, the Company recognized a total of $Nil (December 31, 2005   $3,000) for donated services and $Nil for donated rent (December 31, 2005   $1,500).  The Company pays $3,000 per month to a related company for office administration and rent expense, on a month to month basis. Total administrative and rent expense for the six months ended December 31, 2006 year was $18,000 (December 31, 2005   $Nil).

b)

For the six months ended December 31, 2006, the Company incurred a total of $77,715 (December 31, 2005   $NIL) in consulting fees to directors, officers and a relative of a director.

c)

As at December 31, 2006, the Company owed management or companies controlled by management $1,500 (June 30, 2006 $14,109) for payment of expenditures and rent expense incurred on behalf of the Company.  All amounts are unsecured, non-interest bearing and due on demand.

Uranium Star Corp.

(An Exploration Stage Company

Notes to the Financial Statements

December 31, 2006

(Unaudited)

5.

Mineral Properties

a)

The Company entered into an agreement dated May 14, 2004 with the former President of the Company to acquire a 100% interest in seven mineral claims located in the Cariboo Mining Division, British Columbia, Canada, in consideration for the issuance of 7,500,000 shares of common stock.  The claims are registered in the name of the former President, who has executed several trust agreements whereby the former President agreed to hold the claims in trust on behalf of the Company.

b)

The Company entered into an agreement dated August 1, 2005 to acquire a 100% interest in two mineral claims located in the Cariboo Mining Division, British Columbia, Canada, in consideration for $4,000 (paid) and the issuance of 300,000 shares of common stock (issued) with a fair value of $60,000.

c)

The Company entered into a letter of intent dated March 10, 2006, for an option to acquire a 100% interest in 20 mineral claims located in Finland. The letter of intent is to be replaced by a formal agreement.  The Company paid $50,000 and upon the exercise of the option on August 25, 2006 issued 500,000 shares of common stock pursuant to the Finnish mineral property agreement valued at $410,000.  The cost of the mineral property was initially capitalized.  For the six months ended December 31, 2006, the Company recognized an impairment loss of $460,000, as it has not yet been determined whether there are proven or probable reserves on the property.

d)

The Company entered into a binding letter of intent dated May 2, 2006, for an option to acquire a 75% interest in 200 claims located in northern Quebec, Canada.  The vendor has the right and option to sell an additional 25% undivided interest in the property.  This agreement is subject to a royalty agreement dated May 27, 1992, as amended November 3, 1993.  The vendor had acquired a 100% interest in the property, subject to a 1% NSR on certain claims, and a 0.5% NSR on other claims.  The vendor has the right to buy back half of the 1% NSR for $200,000 and half of the 0.5% NSR for $100,000.  In order to exercise its option, the Company must issue 2,000,000 shares of common stock  and 2,000,000 warrants, exercisable at $1.00 per share on or before June 1, 2009; and incur aggregate exploration expenditures in the amount of $2,000,000 on the property on or before August 31, 2008 (the "Earn In" period).  The Company has issued the 2,000,000 shares of common stock and warrants relating to the agreement, and incurred aggregate exploration expenditures of $955,700 as December 31, 2006.  During the Earn In period, the vendor will have the additional option to sell its remaining 25% for 1,000,000 common shares and 1,000,000 warrants of the Company.  On August 15, 2006, the Company acquired an additional nineteen mineral claims contiguous to the property in consideration for a payment of $5,385 (CAD$6,000) as an acquisition fee, 150,000 common shares and 75,000 warrants. These shares and warrants were issued on October 4, 2006.  For the six months ended December 31, 2006, the Company recognized an impairment loss of $143,846, as it has not yet been determined whether there are proven or probable reserves on the property.   Refer to Note 6(e).

e)

On August 9, 2006, the Company acquired sixty nine mineral claims located within the Workman Creek Uranium District of central Arizona, and paid $52,244 in property and staking costs which was expensed in mineral exploration costs.

6.

Common Stock

a)

Between May 17 and June 2, 2006, the Company entered into various share subscription agreements for 255,000 share units at a price of $1.00 per unit for proceeds of $255,000.  Each unit consists of one share of common stock and one share purchase warrant. Each warrant will be exercisable at a price of $1.25 per share for a period of 2 years from the date of issuance.  On August 21, 2006, the Company cancelled 25,000 common shares and refunded $25,000 to a shareholder pursuant to the private placement.  The terms of the share subscription agreements were subsequently amended to agree with the same terms and conditions as part of the larger private placement offering with respect to share units in November/December 2006.  On January 16, 2007, the Company issued 460,000 common shares and 460,000 share purchase warrants. Each share purchase warrant is exercisable at $0.75 per share for a period of 2 years from the date of issuance.

Uranium Star Corp.

(An Exploration Stage Company

Notes to the Financial Statements

December 31, 2006

(Unaudited)

6.

Common Stock (continued)

b)

On August 25, 2006 the Company issued 500,000 shares of common stock pursuant to the Finnish mineral property agreement as referred to in Note 5(c).

c)

On September 20, 2006, the Company entered into an agreement for a completion of a private placement involving the issuance of 500,000 share units at $0.50 per unit.  Each unit consists of one common share and one warrant. Each warrant will entitle the holder to purchase one common share at a price of $0.75 for a period of 2 years from the date of closing.  The terms of the share subscription agreements were subsequently amended to agree with the same terms and conditions as part of the larger private placement offering with respect to share units as referred to in note 6 (g). The Company completed the closing on November 1, 2006.

d)

On September 25, 2006, the Company received $179,580 (CAD$200,000) in promissory note proceeds.  The funds were received from the note-holder in order to participate in a future flow through financing and have been included in common stock subscribed.  In consideration for the funds, the Company issued 360,000 flow through units on January 4, 2007. Each flow through unit is comprised of one common share of the Company and one warrant.  One warrant will entitle the holder to acquire one common share of the Company at an exercise price of $0.75 per share for a period 24 months from date of issuance.  In connection with the financing, the Company paid a finder's fee equal to 7% of the gross proceeds raised equal to 25,200 share units.  Each share unit is exercisable underlying warrant is exercisable at $0.50 per unit for a period of 2 years from the date of issue and consists of one common share and one warrant. The underlying warrant arising from the share unit is exercisable at $0.75 per unit for a period of two years.

e)

On October 4, 2006, the Company issued 150,000 common shares with a fair value of $103,500 and 75,000 warrants in connection with the acquisition of nineteen claims contiguous to its mineral property in northern Quebec as described in Notes 5(e).  The warrants are exercisable at $1.00 per share for a period of three years from the date of issuance and have been valued using the Black Scholes option pricing model with an expected dividend yield of 0%, risk-free interest  rate of 4.50%, expected volatility of 108%, and expected life of 3 years.  The recorded fair value of $138,461 was initially capitalized as mineral property acquisition costs and subsequently recognized as an impairment loss.

f)

On December 15, 2006, the Company issued 1,450,000 common shares to directors, officers and consultants at a fair value $ 783,000 as a performance bonus. These shares were valued at an estimated fair market value of $0.54 per share after applying a 50% discount to the quoted market price due to the long-term restrictive nature of the shares issued. Related parties to the Company received 1,075,000 shares.

g)

Between November 1, 2006 and December 31, 2006, the Company closed private placements comprising 9,480,000 flow through share units and 14,590,000 share units for gross proceeds aggregating $ 12,035,000.  An additional 2,885,000 share units were subscribed and issued for which proceeds of $1,442,500 were received subsequent to the end of the quarter. The units were subscribed for with the following terms:

(i)

Each flow through share unit consists of one common share and one-half warrant. Each whole warrant arising from flow through share subscriptions is exercisable at $0.75 for one common share of the Company for a period of 2 years from the date of issuance.

(ii)

Each share unit consists of one common share and one whole warrant which is exercisable at $0.75 for one common share of the Company for a period of 2 years from the date of issuance.

In connection with the above offering, the Company paid a cash commission of $327,708, issued to brokers and agent 768,250 common shares in consideration of services totaling $668,903 and 1,202,150 broker warrants with an assigned value as calculated using the Black Scholes model of $778,784  as part as the cost of issue.

Uranium Star Corp.

(An Exploration Stage Company

Notes to the Financial Statements

December 31, 2006

(Unaudited)

6.

Common Stock (continued)

h)

Between November 1, 2006 and December 31, 2006, the Company entered into various share subscription agreements for 1,355,000 flow through units and 5,430,000 of non-flow through units pursuant to the terms described above.  As at February 6, 2007, all monies relating to these share units had been received and common shares and share purchase warrants were issued subsequent to the end of the quarter.

7.

Stock Options and Warrants

(i)

Stock Options

Effective March 8, 2006, the Company filed a Form S 8 Registration Statement in connection with its newly adopted 2006 Stock Option Plan ("the "2006 Plan") allowing for the direct award of shares or granting of stock options to acquire up to a total of 2,000,000 common shares.  On December 18, 2006, the Stock Option Plan was amended to increase the stock option pool to a maximum of 4,000,000 common shares.  During the six months ended December 31, 2006, the Company granted stock options to acquire 2,755,000 common shares.  The fair value for options granted was estimated at the date of grant using the Black Scholes option pricing model and the weighted average fair value of stock options granted during the period, was $0.84.  For the six months ended December 31, 2006, the Company recorded stock based compensation of $1,951,955 as general and administrative expense.

The following table summarizes the continuity of the Company's stock options:

	Number of Options	Weighted average exercise price
Outstanding, June 30, 2005	-	-
Granted	1,235,250	0.45
Exercised	(255,000)	0.45
Outstanding, June 30, 2006	980,250	0.45
Granted	2,755,000	0.85
Expired	(980,250)	0.45
Outstanding December 31, 2006	2,755,000	0.73

Additional information regarding options outstanding as at December 31, 2006 as follows:

		Outstanding		Exercisable
		Weighted
		average	Weighted		Weighted
		remaining	average		average
	Number of	contractual	Exercise	Number of	exercise
Exercise prices	Options	life (years)	price	Options	price
$0.80	755,000	4.50	0.80	755,000	0.80
$0.85	2,000,000	4.92	0.85	2,000,000	0.85
	2,755,000	4.80	0.84	2,755,000	0.84

Uranium Star Corp.

(An Exploration Stage Company

Notes to the Financial Statements

December 31, 2006

(Unaudited)

7.

Stock Options and Warrants (continued)

The weighted average assumptions used are as follows:

	December 31, 2006	June 30, 2006
Expected dividend yield	0%	0%
Risk-free interest rate	4.29 - 4.50%	4.29%
Expected volatility	95 - 111%	123%
Expected option life (in years)	5.00	2.00

(ii)

Warrants

The following table summarizes the continuity of the Company's warrants:

	Number of Warrants	Weighted average exercise price
Outstanding June 30, 2005	-	-
Issued	5,650,000	1.00
Outstanding June 30, 2006	6,650,000	1.00
Granted	20,457,150	0.47
Outstanding, December 31, 2006	26,107,150	$0.59

At December 31, 2006, the following share purchase warrants were outstanding:

Number of Warrants

Exercise Price

Expiry Date

3,650,000

$1.00

April 26, 2009

2,000,000

$1.00

June 1, 2009

     75,000

$1.00

October 3, 2009

   500,000

$0.50

October 12, 2008

   320,000

$0.75

November 15, 2008

2,650,000

$0.75

November 24, 2008

   371,000

$0.50

November 21, 2008

   116,800

$0.50

December 12, 2008

1,670,000

$0.75

December 12, 2008

2,975,000

$0.75

December 14, 2008

   679,550

$0.50

December 14, 2008

  11,065,000

$0.75

December 21, 2008

     25,200

$0.50

December 19, 2008

    9,600

$0.50

December 20, 2008

  26,107,150

Uranium Star Corp.

(An Exploration Stage Company

Notes to the Financial Statements

December 31, 2006

(Unaudited)

8.

Commitments

a)

On May 2, 2006, the Company entered into an option agreement to earn a 75% interest in 200 mineral claims described in Note 5(d) located in northern Quebec, Canada.   To earn the rights for this 75% interest, the Company must expend $2,000,000 on the property by August 31, 2008.  During the Earn In period, the vendor will have the additional option to sell its remaining 25% for 1,000,000 common shares and 1,000,000 warrants of the Company.

b)

Pursuant to the common share flow through financing in 2006 described in note 6 (d), (g) and (h), the Company is required to spend $5,597,500 by December 31, 2007 on Canadian Exploration Expenditures in Canada, under the 'look-back' provision governing flow through shares.

9.

Subsequent Event

Per Note 6 (a), (d) and (h), 1,715,000 flow through common shares, 5,890,000 common shares and 6,927,500 share purchase warrants were issued for gross proceeds received of  $3,802,500 subsequent to the end of the quarter.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on March 1, 2004, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our two most recent fiscal years and the subsequent interim periods.

From on our inception on March 1, 2004 until November 24, 2006.  Manning Elliott LLP did not resign or decline to stand for re-election.  Rather, as all of our administrative functions were transferred from Vancouver, British Columbia, Canada to Toronto, Ontario, Canada and considering that the audit of our financial statements for the fiscal year ended June 30, 2006 has been completed, our management and Board of Directors determined to dismiss Manning Elliott LLP as its principal accountant as of November 24, 2006 and, as of that date, engage Moore Stephens Cooper Molyneux LLP, who maintain offices in Toronto.

Available Information

We have filed this registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in this registration statement and its exhibits.

Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of us and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

43

URANIUM STAR CORP.

89,860,339 Shares of Common Stock

PROSPECTUS

●, 2007

PART II -
INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee

$3,807

Legal Fees and Expenses

$80,000

Accounting Fees and Expenses

$6,000

Auditor Fees and Expenses

$6,000

Electronic Filing Fees

$5,000

Printing Costs

Nil

Courier Costs

$500

Transfer Agent Fees

Nil

Total

$101,307

All amounts are estimates other than the SEC Registration Fee. We are paying all expenses listed above.  None of the above expenses of issuance and distribution will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit.  This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Item 15. Recent Sales of Unregistered Securities

Between March 2004 and March 2006, we issued the following securities:

•

in March 2004, we issued 2,500,000 shares of common stock at a price of $0.01 per share for cash proceeds of $25,000;

•

on May 14, 2004, we issued 2,500,000 shares of common stock for the acquisition of mineral claims from a related party recorded at the transferor’s cost of $1,700 in total;

•

in May, 2004, we issued 225,000 shares of common stock at a price of $0.05 per share for cash proceeds of $11,250;

•

in June, 2004, we issued 470,000 shares of common stock at a price of $0.05 per share for cash proceeds of $23,500;

•

on August 5, 2005, we issued 300,000 shares of common stock with a fair value of $30,300 for the acquisition of mineral claims;

•

on September 1, 2005, we closed on a financing transaction with a group of private investors for gross proceeds of $453,000, having issued (a) an aggregate of 2,265,000 shares of our common stock at a purchase price of $0.60 per share and (b) warrants exercisable for an aggregate of 2,265,000 shares of our common stock at an exercise price of $0.27 per share until September 1, 2007;

•

on January 1, 2006, we granted options to directors and consultants to acquire 1,232,250 shares of our common stock, the options being exercise price of $0.45 per share until January 1, 2008; and

•

on March 24, 2006, we issued 255,000 shares of our common stock upon the exercise of outstanding options, at $0.45 per share and for gross proceeds of $114,750.

The offer and sale of these securities were effected in reliance on the exemptions for sales of securities not involving a public offering, either through Regulation S for non-United States citizens or entities or as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D, based on the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

On April 26, 2006, we issued 5,550,000 shares of common stock to directors, officers and consultants.  Related parties to we received 3,750,000 shares.  The directors, officers and consultants also received 3,650,000 warrants, exercisable at $1.00 per share on or before April 26, 2009.  Related parties to the Company received 1,500,000 of these warrants.  We entered into a price protection option agreement with the directors, officers and consultants to grant them the right to exercise the following option at any time up to April 25, 2007.  On September 27, 2006, we terminated this price protection option agreement.  These securities were issued under Section 4(2) of the Securities Act.

On June 2, 2006, pursuant to our letter agreement with Virginia Mines Inc. with respect to the Sagar property, we issued 2,000,000 shares and 2,000,000 warrants to Virginia.  The warrants are exercisable at $1.00 per share on or before June 1, 2009.  These shares were issued pursuant to Rule 506 of Regulation D under the Securities Act, based on the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

On August 25, 2006, we issued 500,000 common shares in consideration for 19.5 mineral claims located in Finland.  These shares were issued in reliance on the exemption for sales of securities not involving a public offering provided under Section 4(2) of the Securities Act.

On September 20, 2006, we entered into a private placement agreement to issue 500,000 share purchase units at $0.50 per unit. Each unit was comprised of one common share and one warrant exercisable for one common share at a price of $0.75 per share for a period of three years from the date of closing. A prepayment of $75,000 was received and the final payment of $175,000 was received on October 12, 2006. The terms of the share subscription agreement were subsequently amended to conform to the same terms and conditions as part of the larger private placement commencing on November 2006. On November 1, 2006, the Company issued 460,000 common shares and 460,000 warrants in connection with the share subscriptions. Each warrant is exercisable at $0.75 per share for a period of two years from the date of issuance.

On September 25, 2006, we raised approximately $179,580 (CAD$200,000) by issuing a promissory note.  On January 4, 2007 we issued 360,000 flow through units at $0.50 per flow through unit on conversion of the promissory note into securities of the Company. One flow through unit consisted of one common share and one warrant. One warrant is exercisable at $0.75 per share for a period of two years from the date of issuance.

In connection with the financing on September 25, 2006, we paid a finder’s fee of CAD$14,000 or 7% of the gross proceeds raised in the form of 25,200 of our common shares.

We completed these issuances of securities in reliance upon the exemption provided by Section 4(2) under the Securities Act for a transaction not involving a public offering and Regulation D promulgated thereunder and pursuant to Regulation S of the Securities Act. All purchasers of common shares pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of, and were not citizens of, the United States. We did not engage in a distribution of this offering in the United States. Each purchaser represented his, her or its intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of these purchasers.

On December 25, 2006, we issued 1,450,000 shares of common stock to directors, officers and consultants at a fair value of $783,000.  Related parties to the Company received 1,075,000 shares of our common stock.  These securities were issued under Section 4(2) of the Securities Act.

On October 4, 2006, we issued 150,000 shares of common stock and warrants exercisable for 75,000 shares of common stock in connection with our acquisition of mining claims from Mr. Ferderber.  These securities were issued under Section 4(2) of the Securities Act.

On November 27, 2006, the Company granted options to purchase up to 2,000,000 shares of the Company’s common stock to certain of the Company’s officers and consultants. The options are exercisable at a price of $0.85 per share and expire on November 26, 2011.

On December 15, 2006, we issued 1,450,000 shares of common stock to directors, officers and consultants at a fair value of $783,000.  Related parties to the Company received 1,075,000 shares.  These shares were issued in reliance on the exemption for sales of securities not involving a public offering as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and Section 4(6) of the Securities Act.

Between November 1, 2006 and December 31, 2006, the Company closed private placements comprising 9,480,000 flow through share units and 14,590,000 share units for gross proceeds aggregating $12,035,000.  An additional 2,885,000 share units were subscribed for and issued,  for which proceeds of $1,442,500 were received subsequent to December 31, 2006. The units were subscribed for with the following terms:

(i)  each flow through share unit consists of one common share and one half warrant. Each whole warrants arising from flow through share subscription is exercisable at $0.75 for one common share of the Company for a period of two years from the date of issuance; and

(ii)  each share unit consists of one common share and one whole warrant which is exercisable at $0.75 for one common share of the Company for a period of two years from the date of issuance.

In connection with the above offering, the Company paid a cash commission of $327,708, issued to brokers and agents 768,250 common shares in consideration for services totaling $668,903,  and issued to brokers and agents 1,202,150 broker warrants with an assigned value as calculated using the Black Scholes model of $778,784  as part as the cost of issue.

Between November 1, 2006 and December 31, 2006, the Company entered into various share subscription agreements for 1,355,000 flow through units and 5,430,000 of non flow through units pursuant to the terms described above.  As at February 6, 2007, all monies relating to these share units had been received and common shares and share purchase warrants were issued subsequent to the end of the quarter.

On February 19, 2007, pursuant to our letter agreement with Virginia Mines Inc. with respect to the Sagar property, we issued 1,000,000 shares and 1,000,000 warrants to Virginia.  The warrants are exercisable at a price equal to the weighted average closing price for our common stock for the 20 trading days preceding the date of grant.  These shares were issued pursuant to Rule 506 of Regulation D under the Securities Act, based on the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The securities issued between November 1, 2006 and December 31, 2006 were issued outside the United States in reliance upon the exclusion from registration provided by Rule 903 of Regulation S promulgated pursuant to the Securities Act.

Item 16. Exhibits

Exhibit
Number

Description

3.1

Articles of Incorporation(1)

3.2

By-Laws(1)

4.1

2006 Stock Option Plan(2)

10.1

Property Agreement(1)

10.2

Trust Agreement 1(1)

10.3

Trust Agreement 2(1)

10.4

Trust Agreement 3(1)

10.5

Trust Agreement 4(1)

10.6

Letter of Intent effective March 10, 2006 with Apofas Ltd.(3)

10.7

Letter agreement effective May 12, 2006 with Virginia Mines Inc. (4)

14.1

Code of Ethics(5)

23.1

Consent of Manning Elliot LLP, Chartered Accountants

23.3

Consent of Joseph I. Emas*

99.1

Summary Report on the Peter's Creek Placer Gold Property(6)

99.2

Progress Report on the Peter's Creek Gold Property(7)

99.3

Peter's Creek Gold Property Outline(7)

_____________________

(1)

Incorporated by referenced from the corresponding Exhibit to the registrant's registration statement on Form SB-2 filed with the SEC on September 14, 2005.

(2)

Incorporated by referenced from the corresponding Exhibit to the registrant's registration statement on Form S-8 filed with the SEC on March 9, 2006.

(3)

Incorporated by referenced from the Exhibit to the registrant's current report on Form 8-K filed with the SEC on March 13, 2006.

(4)

Incorporated by referenced from the Exhibit to the registrant's current report on Form 8-K filed with the SEC on May 9, 2006.

(5)

Incorporated by referenced from the Exhibits to the registrant's annual report on Form 10-KSB filed with the SEC on October 12, 2006.

(6)

Incorporated by referenced from the Exhibits to the registrant's registration statement on Form SB-2 filed with the SEC on November 5, 2005.

(7)

Incorporated by referenced from the Exhibits to the quarterly report on Form 10-QSB filed with the SEC on January 31, 2006.

*

To be filed by amendment.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a.

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Not withstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.

Include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

(c)

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario on March 1, 2007.

/s/ J.A. Kirk McKinnon J.A. Kirk McKinnon	President, Chief Executive Officer and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints J.A. Kirk McKinnon, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Position	Date
/s/ J.A. Kirk McKinnon J.A. Kirk McKinnon	President, Chief Executive Officer and Director	March 1, 2007
/s/ Richard Schler Richard Schler	Vice President and Chief Financial Officer	March 1, 2007
/s/ F. William Nielsen F. William Nielsen	Director	March 1, 2007
/s/ Hadyn Butler Hadyn Butler	Director	February 28, 2007
Elgin M. Wolfe	Director

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" and to the use of our report dated September 8, 2006 included in the Registration Statement on Form SB-2 and related Prospectus of Uranium Star Corp. (formerly Yukon Resources Corp.) for the registration of shares of its common stock.

MANNING ELLIOT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 28, 2007